Exhibit 4.2

                             UNION BANKSHARES, LTD.
                           PROFIT-SHARING 401(K) PLAN

                                     PER THE
                             DAVIS, GRAHAM & STUBBS
                  PROTOTYPE DEFINED CONTRIBUTION PLAN AGREEMENT





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                                TABLE OF CONTENTS

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
I.       INTRODUCTION...........................................................................................I-1

         1.1      Plan Purpose .................................................................................I-1
         1.2      Plan Adoption.................................................................................I-1
         1.3      Plan Administration...........................................................................I-1
         1.4      Trust Fund....................................................................................I-1
         1.5      Plan Not Insured..............................................................................I-1
         1.6      Defined Terms.................................................................................I-1

II.      DEFINITIONS...........................................................................................II-1

         2.1      General......................................................................................II-1
         2.2      "Account"....................................................................................II-1
         2.3      "Act" .......................................................................................II-1
         2.4      "Adjusted Net Income"........................................................................II-1
         2.5      "Adoption Agreement" ........................................................................II-1
         2.6      "Affiliated Employer" .......................................................................II-1
         2.7      "After-Tax Contributions" ...................................................................II-1
         2.8      "After-Tax Contributions Account" ...........................................................II-1
         2.9      "Aggregation Group" .........................................................................II-1
         2.10     "Anniversary Date" ..........................................................................II-1
         2.11     "Annual Addition" ...........................................................................II-1
         2.12     "Beneficiary" ...............................................................................II-2
         2.13     "Break in Service" ..........................................................................II-2
         2.14     "Code" ......................................................................................II-2
         2.15     "Compensation" ..............................................................................II-2
         2.16     "Deductible Contributions" ..................................................................II-2
         2.17     "Deductible Contributions Account" ..........................................................II-2
         2.18     "Defined Benefit Fraction" ..................................................................II-3
         2.19     "Defined Contribution Fraction" .............................................................II-3
         2.20     "Determination Date" ........................................................................II-3
         2.21     "Earned Income" .............................................................................II-3
         2.22     "Effective Date" ............................................................................II-3
         2.23     "Election Period" ...........................................................................II-4
         2.24     "Eligible Participant" ......................................................................II-4
         2.25     "Employee" ..................................................................................II-4
         2.26     "Employee Contributions" ....................................................................II-4
         2.27     "Employer" ..................................................................................II-4
         2.28     "Employer Contributions" ....................................................................II-4
         2.29     "Employer Contributions Account" ............................................................II-4
         2.30     "Entry Date" ................................................................................II-5
         2.31     "Five Percent Owner or 5 Percent Owner" .....................................................II-5
         2.32     "Forfeiture" ................................................................................II-5
         2.33     "Former Participant" ........................................................................II-5
         2.34     "401(k) Plan" ...............................................................................II-5
         2.35     "Highest Average Compensation" ..............................................................II-5
         2.36     "Hour of Service" ...........................................................................II-5

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         2.37     "Insurance Company" .........................................................................II-5
         2.38     "Insurance Contract" ........................................................................II-5
         2.39     "Key Employee" ..............................................................................II-5
         2.40     "Limitation Compensation" ...................................................................II-5
         2.41     "Limitation Year" ...........................................................................II-6
         2.42     "Loan Account" ..............................................................................II-6
         2.43     "Loan Payments" .............................................................................II-6
         2.44     "Master or Prototype Plan" ..................................................................II-6
         2.45     "Maximum Permissible Amount" ................................................................II-6
         2.46     "Money Purchase Pension Plan" ...............................................................II-7
         2.47     "Non-Key Employee" ..........................................................................II-7
         2.48     "Normal Retirement Age" .....................................................................II-7
         2.49     "Owner-Employee" ............................................................................II-7
         2.50     "Participant" ...............................................................................II-7
         2.51     "Permissive Aggregation Group" ..............................................................II-7
         2.52     "Plan" ......................................................................................II-7
         2.53     "Plan Administrator" ........................................................................II-7
         2.54     "Plan Benefits" .............................................................................II-7
         2.55     "Plan Year" .................................................................................II-7
         2.56     "Prior Plan" ................................................................................II-7
         2.57     "Profit-Sharing Plan" .......................................................................II-7
         2.58     "Projected Annual Benefit" ..................................................................II-7
         2.59     "Qualified Defined Benefit Plan" ............................................................II-7
         2.60     "Qualified Defined Contribution Plan" .......................................................II-8
         2.61     "Qualified Domestic Relations Order" ........................................................II-8
         2.62     "Qualified Election" ........................................................................II-8
         2.63     "Qualified Joint and Survivor Annuity" ......................................................II-9
         2.64     "Qualified Preretirement Survivor Annuity" ..................................................II-9
         2.65     "Qualifying Employer Securities".............................................................II-9
         2.66     "Required Aggregation Group" ................................................................II-9
         2.67     "Required Beginning Date" ...................................................................II-9
         2.68     "Rollover Contributions Account" ...........................................................II-10
         2.69     "Safe Harbor Provisions" ...................................................................II-10
         2.70     "Self-employed" ............................................................................II-10
         2.71     "Service" ..................................................................................II-10
         2.72     "Shareholder-Employee" .....................................................................II-10
         2.73     "Sponsor" ..................................................................................II-10
         2.74     "Spouse" ...................................................................................II-10
         2.75     "Super Top-Heavy Plan" .....................................................................II-10
         2.76     "Taxable Wage Base" ........................................................................II-11
         2.77     "Top-Heavy Plan" ...........................................................................II-11
         2.78     "Top-Heavy Ratio" ..........................................................................II-11
         2.79     "Trust Agreement" ..........................................................................II-12
         2.80     "Trust Fund" or "Fund" .....................................................................II-12
         2.81     "Trustee" ..................................................................................II-12
         2.82     "Valuation Date(s)" ........................................................................II-12
         2.83     "Year of Service" ..........................................................................II-12

III.     PARTICIPATION........................................................................................III-1

         3.1      Eligibility.................................................................................III-1

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         3.2      Eligibility to Share in Employer Contributions..............................................III-2
         3.3      Years of Service - Hours of Service Method..................................................III-3
         3.4      Years of Service - Continuous Service Method................................................III-3
         3.5      Hours of Service ...........................................................................III-4
         3.6      Affiliated Employer.........................................................................III-5
         3.7      Omission of Eligible Employee...............................................................III-5
         3.8      Inclusion of Ineligible Employee............................................................III-5

IV.      CONTRIBUTIONS.........................................................................................IV-1

         4.1      Employer Contributions.......................................................................IV-1
         4.2      Employer's Representations...................................................................IV-1
         4.3      Return of Contributions......................................................................IV-1
         4.4      Employee After-Tax Contributions.............................................................IV-2

V.       PARTICIPANTS' ACCOUNTS.................................................................................V-1

         5.1      Participants' Accounts........................................................................V-1
         5.2      Determination of Net Worth of Fund............................................................V-1
         5.3      Restoration of Forfeitures....................................................................V-1
         5.4      Allocation of Increase or Decrease in Net Worth and of Employee
                  Contributions.................................................................................V-1
         5.5      Allocation of Balance of Employer Contributions...............................................V-2
         5.6      Annual Limitations if Only One Plan...........................................................V-2
         5.7      Annual Limitations if Other Master or Prototype Plans.........................................V-2
         5.8      Annual Limitations if Qualified Defined Contribution Plans Other
                    Than Master or Prototype Plans..............................................................V-3
         5.9      Annual Limitations if Other Qualified Defined Benefit Plan....................................V-4
         5.10     Suspense Account..............................................................................V-4
         5.11     Transfer of Prior Plan Accounts...............................................................V-4
         5.12     Annual Report.................................................................................V-4

VI.      FORFEITABLE AND NON-FORFEITABLE INTERESTS.............................................................VI-1

         6.1      Nature of a Participant's Interest...........................................................VI-1
         6.2      Non-Forfeitable Amounts Credited to a Participant's Accounts.................................VI-1
         6.3      Forfeitable Amounts Credited to a Participant's Accounts.....................................VI-1
         6.4      Computation of Years of Vesting Service......................................................VI-1
         6.5      Forfeitures..................................................................................VI-1
         6.6      Reemployment Without Break in Service........................................................VI-2
         6.7      Vesting After a Break in Service.............................................................VI-2

VII.     PAYMENT OF A PARTICIPANT'S PLAN BENEFIT..............................................................VII-1

         7.1      Plan Benefits...............................................................................VII-1
         7.2      Retirement or Death.........................................................................VII-1
         7.3      Other Termination of Service................................................................VII-2
         7.4      Payment of a Participant's Plan Benefit.....................................................VII-2
         7.5      Deferred Distributions......................................................................VII-5
         7.6      Early Distributions.........................................................................VII-6
         7.6A     Direct Rollovers............................................................................VII-6
         7.7      Withdrawals of After-Tax and Employer Contributions.........................................VII-6


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         7.8      Hardship Withdrawals........................................................................VII-7
         7.9      Withdrawal of Deductible Contributions......................................................VII-8
         7.10     Loans.......................................................................................VII-8
         7.11     Designation of Beneficiary..................................................................VII-9
         7.12     Payments to Minors or Persons of Unsound Mind..............................................VII-10
         7.13     Non-Alienation of Benefits.................................................................VII-10
         7.14     Qualified Domestic Relations Orders........................................................VII-11
         7.15     Claims Procedure...........................................................................VII-12
         7.16     Claims Review Procedure....................................................................VII-13
         7.17     Plan Administrator Consent or Discretion...................................................VII-13
         7.18     Unclaimed Account..........................................................................VII-13

VIII.    TOP-HEAVY PROVISIONS................................................................................VIII-1

         8.1      General....................................................................................VIII-1
         8.2      Vesting....................................................................................VIII-1
         8.3      Employer Contributions and Forfeitures.....................................................VIII-1
         8.4      Adjustments in Annual Limitations..........................................................VIII-2

IX.      ADMINISTRATION........................................................................................IX-1

         9.1      The Plan Administrator to Be Administrator...................................................IX-1
         9.2      Powers and Duties of Plan Administrator......................................................IX-1
         9.3      Delegation of Fiduciary Duties...............................................................IX-1
         9.4      Records and Reports..........................................................................IX-1
         9.5      Indemnification for Liability................................................................IX-1

X.       ESTABLISHMENT OF FUND..................................................................................X-1

         10.1     The Funding Agreement.........................................................................X-1
         10.2     Expenses of Fund..............................................................................X-1
         10.3     Source of Plan Benefit........................................................................X-1

XI.      CONTINUANCE AND AMENDMENT OF THE PLAN.................................................................XI-1
         11.1     Continuation of the Plan.....................................................................XI-1
         11.2     Distribution of Trust Fund on Termination of Plan and Trust Fund.............................XI-1
         11.3     Vesting Upon Permanent Discontinuance of Contributions.......................................XI-1
         11.4     Amendment by Employer........................................................................XI-1
         11.5     Amendment by Sponsor.........................................................................XI-2
         11.6     Amendments Changing Vesting Schedule.........................................................XI-2
         11.7     Merger or Consolidation of Plan..............................................................XI-2

XII.     MISCELLANEOUS........................................................................................XII-1

         12.1     Effect of Plan..............................................................................XII-1
         12.2     Limitation of Liability.....................................................................XII-1
         12.3     Plan to Conform to Code and Act.............................................................XII-1
         12.4     Separate Administration.....................................................................XII-1
         12.5     Failure of Other Employer to Qualify........................................................XII-1
         12.6     Notice of Tax Court Proceeding..............................................................XII-1


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         12.7     Rollovers and Transfers from Other Plans....................................................XII-1
         12.8     Text to Control.............................................................................XII-2

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XIII.    401 (k) PLAN........................................................................................XIII-1

         13.1     Application................................................................................XIII-1
         13.2     Definitions................................................................................XIII-1
         13.3     Employer Contributions.....................................................................XIII-4
         13.4     Employee Salary Reduction Deferrals or After-Tax Contributions ............................XIII-4
         13.5     Required and Additional Salary Reduction Deferrals ........................................XIII-5
         13.6     Collection of Required or Optional After-Tax Contributions.................................XIII-5
         13.7     Distribution of Excess Salary Reduction Deferrals..........................................XIII-5
         13.8     Percentage Limitation on Salary Reduction Deferrals, Qualified
                    Nonelective Contributions and Qualified Matching Contributions...........................XIII-6
         13.9     Distribution of Excess Contributions.......................................................XIII-7
         13.10    Percentage Limitation on After-Tax Contributions and Matching
                    Contributions under Code section 401(m)..................................................XIII-8
         13.11    Distribution of Excess Aggregate Contributions.............................................XIII-9
         13.12    Qualified Nonelective Contributions.......................................................XIII-10
         13.13    Participants' Accounts....................................................................XIII-10
         13.14    Allocation of Increase or Decrease in Net Worth and of Employee
                    Contributions...........................................................................XIII-10
         13.15    Withdrawal of Salary Reduction Deferrals, Qualified Nonelective
                   Contributions and Qualified Matching Contributions.......................................XIII-10
         13.16    Hardship Withdrawals......................................................................XIII-11

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                             DAVIS, GRAHAM & STUBBS
                       PROTOTYPE DEFINED CONTRIBUTION PLAN


                                       I.

                                  INTRODUCTION


     1.1 PLAN PURPOSE -- The Employer has established this Defined Contribution Plan to help its Employees provide financial security for themselves and their dependents upon death, disability or retirement. All Plan Benefits are in addition to Social Security.

     1.2 PLAN ADOPTION -- The Employer has executed an Adoption Agreement and has adopted this Plan as a Profit-Sharing Plan, a 401(k) Plan or as a Money Purchase Pension Plan. Article XIII will apply only if the Employer adopts this Plan as a 401(k) Plan. Any adoption of this Plan as a 401(k) Plan is deemed to be also an adoption of this Plan as a Profit-Sharing Plan. The Adoption Agreement and the Trust Agreement are a part of this Plan and describe certain provisions and alternatives the Employer has adopted. The Employer has also established a Trust to hold and invest the Trust Fund.

     1.3 PLAN ADMINISTRATION -- The Employer will appoint one or more persons to serve as Plan Administrator. The Plan Administrator will administer the Plan as described in Article IX.

     1.4 TRUST FUND -- The Trust Fund will be held and invested, as described in
Article X, by the Trustee named in the Trust Agreement, which is a separate document but part of the Plan. Plan Benefits will be paid from the Trust Fund to eligible Participants on or after termination of their Service.

     1.5 PLAN NOT INSURED -- The benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation.

     1.6 DEFINED TERMS -- Capitalized words used in this Plan are defined in
Article II.



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                                       II.

                                   DEFINITIONS

     2.1 GENERAL. Certain capitalized words used in the Plan and Trust Agreement have the meanings set forth below, unless the context clearly indicates otherwise. Masculine pronouns include the feminine and neuter, and the singular includes the plural.

     2.2 "ACCOUNT" means the amount of each Participant's interest in the Fund as described in Article V.

     2.3 "ACT" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder.

     2.4 "ADJUSTED NET INCOME" means the consolidated net income of the Employer computed in accordance with accounting principles regularly applied by the Employer on a basis consistent with prior Fiscal Years, but without taking into account: (a) gains or losses from the sale or other disposition of real or depreciable personal property used in the Employer's business; (b) items of income or loss classified as extraordinary, nonrecurring or nonoperating; (c) deductions for contributions under this Plan; and (d) federal, state and local taxes imposed on the Employer and measured by its income.

     2.5 "ADOPTION AGREEMENT" means the document by which the Employer elects to establish a Qualified Defined Contribution Plan under the terms of this Prototype Retirement Plan.

     2.6 "AFFILIATED EMPLOYER" means any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

     2.7 "AFTER-TAX CONTRIBUTIONS" means any contribution made to the Plan by or for a Participant which is included in the Participant's gross income in the year in which made and which is maintained under a separate account to which earnings and losses are allocated. Such contributions are not permitted for Plan Years beginning on or after January 1, 1989 unless the Employer adopted this Plan as a 401(k) Plan.

     2.8 "AFTER-TAX CONTRIBUTIONS ACCOUNT" means the Participant's Account to which After-Tax Contributions are allocated.

     2.9 "AGGREGATION GROUP" means this Plan and any other plans which are required or permitted to be aggregated pursuant to Code section 416(g). 2.10 "ANNIVERSARY DATE" means the last day of each Plan Year of the Employer subsequent to the Effective Date of this Plan.

     2.11 "ANNUAL ADDITION" means the amount allocated to a Participant's Account during the Limitation Year which constitutes:

          (a) Employer Contributions and Employee Contributions, including Excess Contributions, Excess Aggregate Contributions and Excess Deferrals, regardless of whether such amounts are distributed or forfeited;

          (b) Forfeitures; and

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          (c) Amounts described in Code sections 415(l)(2) and 419A(d)(2).

     2.12 "BENEFICIARY" means the person or persons, including an individual or corporate trustee, designated pursuant to Article VII to receive benefits which may be payable upon a Participant's death.

     2.13 "BREAK IN SERVICE" is defined in subsection 3.3(c) or subsection 3.4(d), whichever is applicable.

     2.14 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder.

     2.15 "COMPENSATION" means

          (a) For purposes of contributions under the Plan:

               (i) As to an Employee who is not Self-employed, compensation as defined by the Employer in Section 18 of the Adoption Agreement; and

               (ii) As to an Employee who is Self-employed, such person's Earned Income for the Plan Year plus, if the Employer has elected the second alternative under Subsection 18(a) of the Adoption Agreement, elective or salary reduction contributions to a cash or deferred arrangement.

          (b) Compensation for purposes of applying the nondiscrimination rules of Code sections 401 through 419(A) means compensation described in Code section 414(s) which includes wages as reported on the Employee's Form W-2 for income tax purposes or which, in the case of a Self-employed individual, constitutes payment for services rendered includable in the Self-employed individual's gross income and, if the Employer so elects, the contributions the Employer makes under Code sections 125, 402(a)(8), 402(h) or 403(b), provided such election does not discriminate in favor of the Highly Compensated Employee.

For all purposes, Compensation taken into account under the Plan shall not exceed $200,000 as adjusted for cost of living pursuant to Code section 415(d). In determining the Compensation of a Participant for purposes of the limitation in the preceding sentence, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only a Spouse and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if the Plan provides for integration with Social Security), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

     2.16 "DEDUCTIBLE CONTRIBUTIONS" means the contributions, if any, which may have been permitted under this Plan or under a Prior Plan prior to January 1, 1987.

     2.17 "DEDUCTIBLE CONTRIBUTIONS ACCOUNT" means the Account in the name of the Participant to record such Participant's Deductible Contributions allowed pursuant to Code section 72(o)(5)(A) prior to January 1, 1987.

     2.18 "DEFINED BENEFIT FRACTION" means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the Qualified Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code sections 415(b) and (d) or 140% of the Highest Average Compensation including any adjustments under Code section 415(b). Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Qualified Defined Benefit Plans maintained by the Employer on May 5, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits which the Participant had accrued under such plans as of the close of the last

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Limitation Year beginning before January 1, 1987, without reference to any changes in the terms and conditions after May 6, 1986. The preceding sentence applies only if the Qualified Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

     2.19 "DEFINED CONTRIBUTION FRACTION" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all the Qualified Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's After-Tax Contributions to all Qualified Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds as defined in Code section 419(e) and individual medical accounts as defined in Code section 415(l)(2) maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a Qualified Defined Contribution Plan was maintained by the Employer). The maximum aggregation amount in any Limitation Year is the lesser of (a) 125% of the dollar limitation in effect under Code section 415(c)(1)(A), or (b) 35% of the Participant's Limitation Compensation for such year. If the Employee was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Qualified Defined Contribution Plans maintained by the Employer on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the close of the last Limitation Year beginning before January 1, 1987, without regard to any changes in the terms and conditions after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 may not be recomputed to treat all Employee contributions as Annual Additions.

     2.20 "DETERMINATION DATE" means, with respect to any Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. The Valuation Date applicable to any Determination Date is the Valuation Date indicated in Section 19 of the Adoption Agreement which coincides with or immediately precedes the Determination Date.

     2.21 "EARNED INCOME" means the total net earnings from self-employment in the trade or business to which the Plan applies, provided that personal services are a material income-producing factor in such trade or business. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. In computing such net earnings, deductions for contributions by the Employer on behalf of all Employees will be taken into account. Net earnings will be determined with regard to the deduction allowed to the Employer by Code section 164(f) for taxable years beginning after December 31, 1989.

     2.22 "EFFECTIVE DATE" means the date specified in Section 6 or 7 of the Adoption Agreement.

     2.23 "ELECTION PERIOD" means the period which begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of his or her death. If a Participant terminates service prior to the first day of the Plan Year in which age 35 is attained, the election period will begin on the date of separation with respect to the account balance as of the date of separation.

     2.24 "ELIGIBLE PARTICIPANT" means any Employee who is eligible to make an After-Tax Contribution or a Salary Reduction Deferral or who is eligible to receive an Employer Contribution (including Forfeitures). If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan but who makes no such contribution will be treated as an eligible Employee for whom no Employee Contributions are made.

     2.25 "EMPLOYEE" means any person who is employed by the Employer including an individual who is Self-employed or any person who is employed by any employer aggregated with the Employer under Code section 414(b), (c), (m) or (o) and any person required to be considered employed by the Employer under Code section 414(n). Any leased employee will be treated as an Employee of the recipient Employer; however, contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient Employer will be treated as provided by the recipient Employer. The preceding sentence will not apply to any leased employee if all leased employees constitute less than 20% of the Employer's Non-Highly Compensated workforce pursuant to Code section 414(n)(5)(c)(ii) and if such employee is covered by a money purchase pension plan providing: (a) a nonintegrated employer contribution rate of at least 10% of compensation as defined in Code section 415(c)(3) but including amounts contributed pursuant to a salary reduction agreement which are excludable from an employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b),
(b) immediate participation, and (c) full and immediate vesting. For purposes of this paragraph, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer.

     2.26 "EMPLOYEE CONTRIBUTIONS" means the After-Tax Contributions, if any, authorized by Section 12 of the Adoption Agreement.

     2.27 "EMPLOYER" means the corporation, partnership, sole proprietor, affiliated Employer or other entity which executed the Adoption Agreement establishing this Plan, and any predecessor (including a sole proprietorship or partnership) or successor through merger, consolidation or purchase of substantially all of the Employer's assets or business which, within 90 days after such succession, agrees to continue this Plan. If the Employer is a sole proprietorship, upon the Employer's death or incapacity, his personal representative will become the Employer, but only for purposes of terminating the Plan and directing disposition of the Fund pursuant to Article X. For purposes of applying the limitations of Section 5.7, 5.8, 5.9 or 5.10, Employer will also include an affiliated service group (as defined in Code section 414(m) of which the Employer is a part), a group of corporations or other entities which constitute a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)), a group of trades or businesses (whether or not incorporated) under common control (as defined in Code section 414(c) as modified by Code section 415(h)), and any other entity required to be aggregated with the Employer pursuant to Code section 414(o).

     2.28 "EMPLOYER CONTRIBUTIONS" means the amount contributed by the Employer.

     2.29 "EMPLOYER CONTRIBUTIONS ACCOUNT" means the account maintained by the Plan Administrator in the name of a Participant to record his interest in the Fund represented by his share of Employer Contributions (other than Salary Reduction Contributions) and Forfeitures, and the increase or decrease in the net worth of the Fund allocable thereto.

     2.30 "ENTRY DATE" means the first day of the first and seventh months of the Plan Year, unless otherwise specified in Section 9 of the Adoption Agreement.

     2.31 "FIVE PERCENT OWNER OR 5 PERCENT OWNER" means any person who owns (or is considered as owning under Code section 318) more than five percent of the outstanding stock of the Employer that employs such person or stock possessing more than five percent of the total combined voting power of all stock of such Employer or, if the Employer is not a corporation, any person who owns more than five percent of the capital or profits interest in the Employer.

     2.32 "FORFEITURE" means that portion of a Participant's Employer Contributions Account which is forfeited as described in Section 6.5.

     2.33 "FORMER PARTICIPANT" means an individual who has ceased to be a Participant because of termination of his Service for any reason and who has an undistributed Account.

     2.34 "401(K) PLAN" means this Plan if it is adopted by an Employer pursuant to a 401(k) Adoption Agreement.

     2.35 "HIGHEST AVERAGE COMPENSATION" means the average Limitation Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve-consecutive-month period defined in the Adoption Agreement.

     2.36 "HOUR OF SERVICE" has the meaning set forth in Section 3.5. 2.37 "INSURANCE COMPANY" means a life insurance company authorized to issue policies in the State of Colorado.

     2.38 "INSURANCE CONTRACT" means a retirement income, endowment or ordinary life policy issued to the Funding Agent on the life of a Participant.

     2.39 "KEY EMPLOYEE" means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Plan Year or any of the four preceding Plan Years was an officer of the Employer having an annual compensation greater than 50% of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year, an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100% of the dollar limitation under Code section 415(c)(1)(A), a Five Percent Owner of the Employer, or a One Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b). The determination period is the Plan Year containing the determination date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code section 416(i), as amended, and the regulations thereunder. No Participant will be deemed to be a Key Employee for any Plan Year prior to the Plan Year beginning after December 31, 1983.

     2.40 "LIMITATION COMPENSATION" means a Participant's Earned Income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following:

          (a) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible under Code section 219(b)(7), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d) Other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a Code section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

For purposes of applying these limitations, amounts included as compensation are those actually paid or made available to a Participant within the Limitation Year.

     2.41 "LIMITATION YEAR" means the Plan Year (or any other twelve-consecutive-month period adopted for all Qualified Defined Contribution Plans or Qualified Defined Benefit Plans of the Employer pursuant to a written resolution adopted by the Employer). If this Plan is the only such Plan maintained by the Employer, the Limitation Year means each Plan Year beginning after December 31, 1975. If the Limitation Year is amended to a different twelve-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

     2.42 "LOAN ACCOUNT" means the Participant's Account established pursuant to
Section 7.11.

     2.43 "LOAN PAYMENTS" means the payments made by a Participant to such Participant's Loan Account pursuant to Section 7.11.

     2.44 "MASTER OR PROTOTYPE PLAN" means a plan sponsored by a trade or professional association, bank, insurance company or regulated investment company, the form of which is intended to qualify under Code section 401(a).

     2.45 "MAXIMUM PERMISSIBLE AMOUNT" means, with respect to any Participant for any Limitation Year, the lesser of (a) $30,000 (or such other amount as may be permitted by the Secretary of the Treasury pursuant to Code section 415), or
(b) 25% of his Limitation Compensation for such Limitation Year. The Limitation Compensation in (b) does not apply to any contribution for medical benefits within Code sections 401(h) or 419A(f)(2) which is otherwise treated as an Annual Addition. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-month period, the Maximum Permissible Amount for the short Limitation Year will be the lesser of
(1) $30,000 multiplied by the following fraction:

                                Number of Months
                          IN THE SHORT LIMITATION YEAR
                                       12

or (2) 25% of the Participant's Limitation Compensation for the short Limitation Year.

     2.46 "MONEY PURCHASE PENSION PLAN" means this Plan if it is adopted by the Employer pursuant to the Adoption Agreement for Standard Money Purchase Pension Plan or the Adoption Agreement for Custom Money Purchase Pension Plan.

     2.47 "NON-KEY EMPLOYEE" means any Employee who is not a Key Employee.

     2.48 "NORMAL RETIREMENT AGE" is the later of (a) the earlier of the age elected by the Employer in Section 17 of the Adoption Agreement or age 65 or (b) the fifth anniversary of the Entry Date on which the Employee became a Participant.

     2.49 "OWNER-EMPLOYEE" means the Employer if the Employer is a sole proprietor or, if the Employer is a partnership, a partner owning more than 10% of either the capital or profits interest in the partnership, or a person who owned the business with respect to which a Prior Plan was maintained under the Self-Employed Individuals Tax Retirement Act of 1962.

     2.50 "PARTICIPANT" means any individual who has an Account in the Fund and whose Service has not terminated, unless otherwise indicated.

     2.51 "PERMISSIVE AGGREGATION GROUP" consists of the Required Aggregation Group, plus any other plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410. If the Permissive Aggregation Group is not Top- Heavy, the Top-Heavy requirements do not apply to any plan in the Permissive Aggregation Group.

     2.52 "PLAN" means the plan set forth in this document, as amended from time to time.

     2.53 "PLAN ADMINISTRATOR" means the person or persons appointed pursuant to
Article IX.

     2.54 "PLAN BENEFITS" means the amount described in Section 7.1 to which a Participant becomes entitled as a result of the termination of his Service for any reason.

     2.55 "PLAN YEAR" means the plan year otherwise designated in the Plan.

     2.56 "PRIOR PLAN" means any employee pension or profit-sharing plan established and maintained by the Employer or a predecessor of the Employer which, pursuant to Section 7 of the Adoption Agreement, is amended in its entirety by the substitution of this Plan for such plan.

     2.57 "PROFIT-SHARING PLAN" means this Plan if it is adopted by the Employer pursuant to the Adoption Agreement for Standard Profit-Sharing Plan.

     2.58 "PROJECTED ANNUAL BENEFIT" means a Participant's annual benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) under the terms of the Plan, assuming that the Participant will continue employment until normal retirement age under the Plan (or current age, if later) and that the Participant's Limitation Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

     2.59 "QUALIFIED DEFINED BENEFIT PLAN" means a pension plan, other than a Qualified Defined Contribution Plan, intended to qualify under Code section 401(a).

     2.60 "QUALIFIED DEFINED CONTRIBUTION PLAN" means a pension, profit-sharing, savings, stock bonus or similar plan intended to qualify under Code section 401(a), which provides for an individual account for each Participant and for benefits based solely on the amounts contributed to the Participant's account and any income, expense, loss, gain or forfeiture allocated thereto.

     2.61 "QUALIFIED DOMESTIC RELATIONS ORDER" means a court order which meets the requirements of Section 7.15.

     2.62 "QUALIFIED ELECTION" means:

          (a) A consent by the Participant's Spouse to the Participant's naming a person other than such Spouse as a Beneficiary of a Participant's Plan Benefit or as a Beneficiary of an Insurance Contract purchased pursuant to
     Section 5.13;

          (b) A consent by a Participant's Spouse to the Participant's pledging the Participant's Account as security for a loan under this Plan if the Adoption Agreement so provides; or

          (c) A waiver by a Participant, which has been consented to by the Participant's Spouse, of the right to have the Plan Benefit paid as a Qualified Joint and Survivor Annuity or a Qualified Preretirement Annuity in the case of a Money Purchase Pension Plan or in the case of a Profit-Sharing Plan or 401(k) Plan which does not comply with the Safe Harbor Provisions. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless:
     (i) the Participant's Spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without the Spouse's consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without the Spouse's consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations is not limited. No consent obtained under this provision is valid unless the Participant has received notice as provided in Section 7.4 below.

          (d) A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under subparagraph 7.4(b)(iii)(B) without regard to the time period during which such explanation must be provided. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this section.

     2.63 "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which will be 50% (unless a different percentage up to 100% is elected by the Participant) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse. Such annuity will be the amount of benefit which can be purchased with the Participant's Plan Benefit.

     2.64 "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means an annuity for the life of the Spouse of the Participant the actuarial equivalent of which is not less than 50% of the Participant's Plan Benefit as of the Participant's date of death.

     2.65 "QUALIFYING EMPLOYER SECURITIES" means common stock issued by the Employer or an Affiliated Employer which is readily tradeable on an established securities market. If there is no common stock which meets the requirements of the preceding sentence, the term "Qualifying Employer Securities" means common stock issued by the Employer or an Affiliated Employer having a combination of voting power and dividend rights equal to or in excess of that class of common stock of the Employer or any Affiliated Employer having the greatest voting power and that class of common stock of the Employer or any Affiliated Employer having the greatest dividends rights.

     2.66 "REQUIRED AGGREGATION GROUP" means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether or not the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or
410. Each plan in the Required Aggregation Group will be a Top-Heavy Plan if the Required Aggregation Group is not an aggregated Top-Heavy Plan.

     2.67 "REQUIRED BEGINNING DATE" means:

          (a) GENERAL RULE. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

          (b) TRANSITIONAL RULES. The Required Beginning Date of a Participant who attained age 70-1/2 before January 1, 1988 is determined in accordance with (i) or (ii) below:

               (i) Non-5 Percent Owners. The Required Beginning Date of a Participant who is not a 5 Percent Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

               (ii) 5 Percent Owners. The Required Beginning Date of a Participant who is a 5 Percent Owner during any year beginning after December 31, 1979 is the first day of April following the later of:

                    (A) the calendar year in which the Participant attains age
               70-1/2, or

                    (B) the earlier of the calendar year with or within which
               ends the Plan Year in which the Participant becomes a 5 Percent Owner or the calendar year in which the Participant retires.

The Required Beginning Date of a Participant who is not a 5 Percent Owner who attained age 70-1/2 during 1988 and who had not retired as of January 1, 1989 is April 1, 1990.

          (c) 5 PERCENT OWNER. A Participant is treated as a 5 Percent Owner for purposes of this Section if such Participant is a 5 Percent Owner as defined in Code section 416(i) (determined in accordance with section 416 but without regard to whether the Plan is Top-Heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year. After distributions to a 5 Percent Owner have begun, they must continue to be distributed, even if the Participant ceases to be a 5 Percent Owner in a subsequent year. 2.68 "ROLLOVER CONTRIBUTIONS ACCOUNT" means the Account in the name of the Participant to record such Participant's Rollover Contributions pursuant to
     Section 12.7.

     2.69 "SAFE HARBOR PROVISIONS" means the following conditions when applied to a Profit-Sharing Plan or 401(k) Plan:

          (a) the Participant cannot or does not elect payments in the form of a life annuity, and

          (b) on the death of the Participant, the Participant's Plan Benefit will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse or if the surviving Spouse has already consented in a manner conforming to a Qualified Election (without the notice required under Section 7.4), then to the Participant's designated Beneficiary. However, the Safe Harbor Provisions are not operative with respect to the Participant if it is determined that the profit-sharing plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant. In addition, this Section will not apply unless the Participant's Spouse is the Beneficiary of any insurance on the Participant's life purchased by Employer Contributions or Forfeitures allocated to the Participant's Account.

     2.70 "SELF-EMPLOYED" means (a) an individual who has earned income for the taxable year from the trade or business for which the Plan is established; (b) an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year; and (c) an individual who has been a self-employed individual for any prior taxable year within the meaning of (b).

     2.71 "SERVICE" means employment as an Employee, or association as an Owner-Employee or Self-employed, with the Employer or an Affiliated Employer named in Section 22 of the Adoption Agreement. If the Employer maintains the plan of a predecessor employer, service with such predecessor will be treated as Service with the Employer.

     2.72 "SHAREHOLDER-EMPLOYEE" means an Employee who, on any day in a Plan Year in which the Employer is an electing small business corporation under Subchapter S of the Code, owns more than five percent of the outstanding stock of the Employer, including stock owned, directly or indirectly, by or for his spouse, children, grandchildren and parents, or is a Shareholder-Employee under Code section 1379.

     2.73 "SPONSOR" means Davis, Graham & Stubbs.

     2.74 "SPOUSE" means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

     2.75 "SUPER TOP-HEAVY PLAN" means a plan which would be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in the definition of Top-Heavy Plan.

     2.76 "TAXABLE WAGE BASE" means the maximum amount of earnings which may be considered wages, under Code section 3121(a)(1), for Federal Insurance Contributions Act purposes.

     2.77 "TOP-HEAVY PLAN" means any plan if, for any Plan Year beginning after December 31, 1983, any of the following conditions exist:

          (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

          (c) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

     2.78 "TOP-HEAVY RATIO" means:

          (a) If the Employer maintains one or more Qualified Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Qualified Defined Benefit Plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

          (b) If the Employer maintains one or more Qualified Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more Qualified Defined Benefit Plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the Aggregated Qualified Defined Contribution Plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the Aggregated Qualified Defined Benefit Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the Aggregated Qualified Defined Contribution Plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the Qualified Defined Benefit Plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a Qualified Defined Benefit Plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

          (c) For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who (i) is not a Key Employee but who was a Key Employee in a prior year or (ii) has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (d) The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

     2.79 "TRUST AGREEMENT" means the document which is part of the Plan and under which the Trustee invests or administers the Fund.

     2.80 "TRUST FUND" OR "FUND" means the assets, including Insurance Contracts, if any, held under the Trust Agreement which forms a part of this Plan, and from which benefits under this Plan will be paid.

     2.81 "TRUSTEE" means the bank designated as Trustee in the Adoption Agreement, or any successor Trustee appointed pursuant to the terms of the applicable Trust Agreement.

     2.82 "VALUATION DATE(S)" means the date(s) described in Section 19 of the Adoption Agreement.

     2.83 "YEAR OF SERVICE" has the meaning set forth in Section 3.3 or 3.4, whichever is applicable.

                                      III.

                                  PARTICIPATION

     3.1 ELIGIBILITY --

          (a) INITIAL ENTRY -- An Employee will automatically become a Participant on the Effective Date if, on the Effective Date, he or she satisfies the following requirements:

               (i) EMPLOYEE -- He or she is an Employee;

               (ii) NO COLLECTIVE BARGAINING AGREEMENT -- He or she is not included in a unit of Employees covered by a collective bargaining agreement which does not provide for participation in the Plan, provided that retirement benefits were the subject of good faith bargaining between the Employer and employee representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer;

               (iii) NONRESIDENT ALIEN -- He or she is not a nonresident alien who receives no earned income which constitutes U.S. income under the Code from the Employer; and

               (iv) OTHER -- He or she satisfies the other eligibility requirements specified in Section 8 of the Adoption Agreement.

If an Employee does not satisfy such requirements on the Effective Date, the Employee will automatically become a Participant on the Entry Date coinciding with or next following the date on which the Employee satisfies such requirements, provided the Employee is an eligible Employee on such Entry Date. If an Employee was a participant in the Prior Plan on the day before the Effective Date but does not satisfy such requirements on the Effective Date, such Employee will not be eligible to share in Employer Contributions until the Entry Date coinciding with or next following the date on which such Employee satisfies such requirements. The preceding rules will be applicable regardless of whether Years of Service are computed under the Hours of Service Method described in Section 3.3 or the Continuous Service Method described in Section
3.4. However, if the Continuous Service Method is applicable, the Special Entry Date provisions of subsection 3.4(e) may be applicable. If an Employee becomes a Participant, as described in subsection 3.1(a), (b) or (c), such Employee will be eligible to share in Employer Contributions and to make Employee Contributions if such Contributions are authorized by Section 12 of the Adoption Agreement, for each Plan Year in which such Employee satisfies the requirements of Section 3.2.

          (b) ENTRY AFTER TERMINATION OF SERVICE -- If an Employee's Service terminates for any reason and such Employee is subsequently reemployed by the Employer, such Employee will retain credit for any Years of Eligibility Service, computed as described in Section 3.3 or 3.4, whichever is applicable, completed prior to the date of reemployment. If an Employee had become a Participant prior to the termination of Service, such Employee will become a Participant immediately upon reemployment as an Employee. If an Employee had not become a Participant prior to the termination of Service, such Employee will become a Participant on the Entry Date coinciding with or next following the date on which he or she became an eligible Employee under (a) above. For the purpose of this Section, the date of reemployment will be the first date on which an Employee completes an Hour of Service subsequent to termination of Service.

          (c) INELIGIBLE CLASS OF EMPLOYMENT -- An Employee will not be eligible to share in Employer Contributions or make Employee Contributions for the portion of any Plan Year in which he or she is not an eligible Employee under (a) above. If an Employee has been a Participant but becomes ineligible to participate in the Plan even though his or her Service has not terminated, such Employee will become eligible to share in Employer Contributions and to make Employee Contributions immediately upon returning to the status of



                                      III-1
     an eligible Employee. If an Employee has not been a Participant because he or she has been in an ineligible class of employment, such Employee will become a Participant immediately upon becoming an eligible Employee.

          (d) ACCOUNTS OF CERTAIN INDIVIDUALS -- If an Employee was a participant in the Prior Plan and is ineligible to participate in this Plan, his or her accounts under the Prior Plan will be transferred to the Fund as described in Section 5.11. If an Employee was a Participant in this Plan but becomes ineligible to participate, his or her Accounts will be retained in the Fund. In either of such events, such Accounts will share in any increase or decrease in the net worth of the Fund as described in
     Section 5.4. However, an Employee will not be eligible to share in any Employer Contributions, nor will he or she be eligible to make Employee Contributions, until he or she is an eligible Employee. Except for ineligibility to share in Employer Contributions and to make Employee Contributions as described above, such Employee will be subject to all of the provisions of the Plan.

          (e) OWNER-EMPLOYEES -- Owner-Employees may become Participants in the Plan pursuant to this subsection. However, no contributions may be made by or on behalf of an Owner-Employee for any Plan Year in which the requirements of (i), (ii) and (iii) below, to the extent applicable, are not satisfied.

               (i) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business with respect to which this Plan is established and one or more other trades or businesses, this Plan and the plan established with respect to such other trades or businesses must, when considered as a single plan, satisfy Code sections 401(a) and (d) with respect to the employees of this and all such other trades or businesses.

               (ii) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more trades or businesses, the employees of each such other trade or business must be included in a plan which satisfies Code sections 401(a) and (d) and which provides contributions and benefits not less favorable than those provided for such Owner-Employees under the Plan.

               (iii) If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which he or she does not control and such individual controls another trade or business, then the contributions or benefits of the employees under the plan of the trade or business which such Owner-Employee does control must be as favorable as those provided for such Owner-Employee under the most favorable plan of the trade or business which he or she does not control.

               (iv) For purposes of (i), (ii) and (iii) above, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if such Owner-Employee or such two or more Owner-Employees together: (A) own the entire interest in an unincorporated trade or business, or (B) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnership. For purposes of the preceding sentence, an Owner-Employee or two or more Owner-Employees will be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee or such two or more Owner-Employees are considered to control.

     3.2 ELIGIBILITY TO SHARE IN EMPLOYER CONTRIBUTIONS -- An Employee will be eligible to share in any Employer Contributions for each Plan Year, beginning with the Plan Year in which he or she:

          (a) becomes a Participant as provided in Section 3.1;

          (b) satisfies the requirements of Sections 11 and 15 of the Adoption Agreement; and

          (c) is not ineligible to share in Employer Contributions as described in subsection 3.1(c) or (d).


                                      III-2

An Employee's share of Employer Contributions will be computed under Section 13 of the Adoption Agreement.

     3.3 YEARS OF SERVICE - HOURS OF SERVICE METHOD -- If the Employer has elected the Hours of Service Method of computing Years of Service in Section 10 of the Adoption Agreement, Years of Service will be computed as follows:

          (a) YEARS OF SERVICE FOR ELIGIBILITY PURPOSES -- An Employee will receive credit for one Year of Service for the purposes of subsection 8(b) of the Adoption Agreement (referred to as a "Year of Eligibility Service") if an Employee is credited with not less than 1,000 Hours of Service, as described in Section 3.5, in a twelve-consecutive-month period beginning on the day he or she first renders an Hour of Service. If subsection 8(b) of the Adoption Agreement requires more than one Year of Eligibility Service, the second and subsequent twelve-month periods will begin on the anniversary of the date such Employee first rendered an Hour of Service. If subsection 8(b) of the Adoption Agreement requires only one Year of Eligibility Service and an Employee fails to satisfy the 1,000 Hours of Service Requirement in the first twelve-month period, the succeeding twelve-consecutive-month period will commence with the first Plan Year which commences prior to the first anniversary of the day such Employee first renders an Hour of Service. If the Years of Eligibility Service required by subsection 8(b) of the Adoption Agreement consist of or include a fraction of a year, an Employee will receive credit for such fraction on the date on which he or she completes, during the applicable twelve-month period or Plan Year, the applicable fraction of a year in the Service of the Employer without regard to the number of Hours of Service completed in such fraction of a year.

          (b) YEARS OF SERVICE FOR VESTING PURPOSES -- An Employee will receive credit for one Year of Service for the purposes of Section 6.4 of the Plan (referred to as a "Year of Vesting Service") for each Plan Year in which he or she is credited with not less than 1,000 Hours of Service, as described in Section 3.5. However, an Employee will not receive credit for a Year of Vesting Service in any Plan Year specified in subsection 16(c) of the Adoption Agreement. If an Employee completes a Break in Service but subsequently returns to the Service of the Employer, he or she will retain credit for the Years of Vesting Service completed at the time the Break in Service began.

          (c) BREAK IN SERVICE -- An Employee will complete a one-year Break in Service at the close of any Plan Year in which he or she is not credited with more than 500 Hours of Service, as described in Section 3.5. An Employee will complete a six-year Break in Service when he or she has completed six consecutive one-year Breaks in Service.

     3.4 YEARS OF SERVICE - CONTINUOUS SERVICE METHOD -- If the Employer has elected the Continuous Service Method of computing Years of Service in Section 10 of the Adoption Agreement, Years of Service for both eligibility and vesting purposes will be based on Period of Service.

          (a) PERIOD OF SERVICE -- A Period of Service will be measured from the first date on which an Employee renders an Hour of Service, as described in
     Section 3.5, until the day before he or she begins a Break in Service, as described in subsection 3.4(d). If an Employee completes a Break in Service but subsequently returns to the Service of the Employer, he or she will retain credit for the Period of Service completed at the time the Break in Service began and will begin another Period of Service on the first date on which he or she is credited with one Hour of Service. Two or more such separate Periods of Service will be combined to determine the total Period of Service.

          (b) YEARS OF SERVICE FOR ELIGIBILITY PURPOSES -- During an Employee's Period of Service, he or she will ordinarily be credited with one Year of Service for eligibility purposes under subsection 8(b) of the Adoption Agreement (referred to as a "Year of Eligibility Service") on the first anniversary of the date on which he or she first rendered an Hour of Service to the Employer and an additional Year of Eligibility Service on each subsequent anniversary of such date. However, if an Employee has two or more Periods of Service which are combined as described in subsection 3.4(a), he or she will be credited with one Year of Eligibility Service on the date on which he or she completes a total Period of Service equal to 365 days and an additional Year of Eligibility Service on each subsequent date on which he or she completes an additional Period of Service equal to

                                      III-3

     365 days. If the Years of Eligibility Service required by subsection 8(b) of the Adoption Agreement consist of or include a fraction of a year, an Employee will receive credit for such fraction on the date on which he or she completes a Period of Service equal to the product of such fraction multiplied by 365 days.

          (c) YEARS OF SERVICE FOR VESTING PURPOSES -- During an Employee's Period of Service, he or she will ordinarily receive credit for one Year of Service for vesting purposes under Section 6.4 of the Plan (referred to as a "Year of Vesting Service") on the first anniversary of the date on which he or she first rendered an Hour of Service and an additional Year of Vesting Service on each subsequent anniversary of such date. A Period of Service will not include any period of time excluded from Vesting Service by subsection 16(c) of the Adoption Agreement. An Employee will be credited with one Year of Vesting Service on the date on which he or she completes a total Period of Service equal to 365 days and an additional Year of Vesting Service on each subsequent date on which he or she completes an additional Period of Service equal to 365 days.

          (d) BREAK IN SERVICE -- An Employee will begin a Break in Service on the earlier of:

               (i) the date on which he or she retires, voluntarily resigns, is discharged or dies; or

               (ii) the first anniversary of the date on which an Employee is first absent (with or without compensation) from active Service with the Employer for any reason other than retirement, voluntary resignation, discharge or death, such as vacation, holiday, illness, temporary disability, leave of absence or layoff.

A Break in Service is a period of at least 12 consecutive months during which an Employee is not employed by the Employer. An Employee will complete a one-year Break in Service if he or she does not render at least one Hour of Service to the Employer before the first anniversary of the date on which he or she began a Break in Service. However, if the Employer grants a leave of absence, such Employee will not incur a Break in Service provided he or she returns to active Service with the Employer on or before the expiration of the leave of absence. An Employee will complete a six-year Break in Service when he or she has completed six consecutive one-year Breaks in Service.

          (e) SPECIAL ENTRY DATE -- If an Employee's Service terminates due to retirement, voluntary resignation, discharge or any other reason, and such Employee has not satisfied the minimum age and Years of Eligibility Service requirements but returns to active Service before completing a Break in Service, such Employee will become a Participant retroactive to the earliest Entry Date on which he or she would have become a Participant if such termination or absence had not occurred.

     3.5 HOURS OF SERVICE -- An Employee will receive credit for one Hour of Service to the Employer, determined in accordance with Section 10 of the Adoption Agreement, for:

          (a) PERFORMANCE OF DUTIES -- Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited for the computation period or periods in which the duties are performed;

          (b) VACATION, ILLNESS, LEAVE OF ABSENCE -- Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether his or her Service was terminated) due to vacation, holiday, illness, temporary disability, layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period);

          (c) BACK PAY -- Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours will be credited

                                     III-4
     for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

          (d) PURPOSE OF CODE SECTION 414(N) -- Each Hour of Service of an Employee as defined under Code section 414(n) or section 414(o) and the regulations thereunder.

The computation of Hours of Service under Section 10 of the Adoption Agreement and this Section will in any event be calculated and credited as required by
Section 2530.200b-2 of the United States Department of Labor regulations, which are incorporated herein by reference.

     3.6 AFFILIATED EMPLOYER -- In determining eligibility to participate under
Article III and non-forfeitable interest under Article VI, Years of Service, Periods of Service and Hours of Service will be treated as if they had been accumulated with the Employer if they have been accumulated with any of the following: an Affiliated Employer, named in Section 22 of the Adoption Agreement; a corporation which is a member of a controlled group of corporations, as defined in Code section 414(b), of which the Employer is also a member; a member of a group of trades or businesses under common control, as defined in Code section 414(c), of which the Employer is also a member and any other entity required to be aggregated with the Employer pursuant to Code section 414(o) and the regulations thereunder; a member of an affiliated service group, as defined in Code section 414(m), of which the Employer is also a member; or a predecessor of the Employer, if the Employer maintains a plan of such predecessor or is required by Code section 414(a) to give credit for Periods of Service or Hours of Service with such predecessor. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.

     3.7 OMISSION OF ELIGIBLE EMPLOYEE -- If any Employee who should be included as a Participant in the Plan is erroneously omitted, the Employer must make a contribution with respect to the omitted Employee in the amount which such Employer should have contributed with respect to such Employee, together with earnings at the average rate experienced by the Fund since the date the contribution should have been made. Such contribution must be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

     3.8 INCLUSION OF INELIGIBLE EMPLOYEE -- If any Employee who should not be included as a Participant in the Plan is erroneously included, the Employer is not entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible Employee shall be used to reduce Employer Contributions for the Plan Year in which the discovery is made.


                                      III-5

                                       IV.

                                  CONTRIBUTIONS

     4.1 EMPLOYER CONTRIBUTIONS -- For each Plan Year ending after the Effective Date, the Employer will contribute to the Fund the amounts described below:

          (a) MONEY PURCHASE PENSION PLAN -- If the Employer adopted this Plan as a Money Purchase Pension Plan, the Employer will contribute to the Fund the amount specified in Section 13 of the Adoption Agreement.

          (b) PROFIT-SHARING PLAN -- If the Employer adopted this Plan as a Profit-Sharing Plan, the Employer may contribute to the Fund the amount specified in Section 13 of the Adoption Agreement. Any amount held in the Suspense Account described in Section 5.10 will be deemed to be an Employer Contribution. In no event, however, will the Employer contribute an amount greater than the lesser of: (i) 15% of the total Compensation paid to all Participants during such Plan Year plus such additional amount, if any, as it may deduct as a carryover under Code section 404(a)(3), or (ii) the sum of amounts described in Sections 5.6 through 5.9 or Section 8.3, whichever is applicable, for all Participants reduced, but not below zero, by the amounts held in the Suspense Account described in Section 5.10.

          (c) RESTORATION OF FORFEITURES -- If Section 6.6 requires the restoration of any amounts forfeited by a Participant prior to a Break in Service, the Employer will contribute, within a reasonable time after the repayment described in Section 6.6, an amount which, when added to the amounts described in subsections 5.3(a) and (b), will be sufficient to restore the amounts previously forfeited. Such contribution will be made without regard to the Adjusted Net Income for the Plan Year.

     4.2 EMPLOYER'S REPRESENTATIONS -- In adopting this Plan, the Employer does not promise to make any contribution to the Fund in any Plan Year other than as described in Section 13 of the Adoption Agreement and Sections 4.1, 6.6 and 8.3 of this Plan.

     4.3 RETURN OF CONTRIBUTIONS -- Upon request of the Employer, the Funding Agent will return:

          (a) To the Employer and those Participants who have made contributions, any contributions made under this Plan (adjusted to reflect any earnings or loss and any appreciation or depreciation attributable thereto) if the Internal Revenue Service refuses to issue an initial determination letter to the effect that this Plan and the Fund meet the requirements of the Code but only if the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. Such contributions will be returned within one year after the date of such denial of qualification and this Plan and the Fund will thereupon terminate; and

          (b) To the Employer or any Participant, any Employer Contribution or Employee Contribution made under a good faith mistake of fact, and to the Employer, any Employer Contribution conditioned in good faith upon its deductibility under Code section 404. The amount which may be returned may not exceed the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution made under a mistake of fact will be returned within one year after the date of payment. Any contribution conditioned on its deductibility will be returned within one year after it is disallowed as a deduction.

     4.4 EMPLOYEE AFTER-TAX CONTRIBUTIONS -- The Plan will not accept After-Tax Contributions or Matching Contributions for Plan Years beginning on or after January 1, 1989 unless this Plan is adopted as a

401(k) Plan. Any such contributions made after December 31, 1986 and prior to the Plan Year beginning on or after January 1, 1989 will be limited pursuant to Code section 401(m).

                                       V.

                             PARTICIPANTS' ACCOUNTS

     5.1 PARTICIPANTS' ACCOUNTS -- The Plan Administrator will maintain separate Accounts in each Participant's name to record the amount of his or her interest in the Fund. Accounts may be designated as an Employer Contributions Account, After-Tax Contributions Account, Deductible Account, Rollover Account and Loan Account. The Funding Agent will not be required, however, to segregate Fund assets because of the maintenance of separate accounts.

     5.2 DETERMINATION OF NET WORTH OF FUND -- The Funding Agent will determine the net worth of the Fund as of each Valuation Date by valuing the assets of the Fund at their fair market value on such date, and taking into account the income and expense of the Fund determined on the accrual basis. The Funding Agent will then determine the increase or decrease in the net worth of the Fund occurring since the preceding Valuation Date. The Funding Agent will not take into account any increases or decreases resulting from any Contributions made by the Employer for the Plan Year or by Participants since the previous Valuation Date, nor any Forfeitures or restorations of Forfeitures occurring since the last Anniversary Date.

     5.3 RESTORATION OF FORFEITURES -- As of each Anniversary Date and after determining Forfeitures under Section 6.5, the Plan Administrator will determine the Participants entitled, pursuant to Section 6.6, to restoration of amounts forfeited prior to a six-year Break in Service. The Plan Administrator will allocate to the Employer Contributions Account of each such Participant, from the sources and in the order of priority described below, an amount sufficient to restore the amount previously forfeited by such Participant. The sources for restoration in the order in which they will be applied are:

          (a) FORFEITURES -- Any Forfeitures determined under Section 6.5;

          (b) EXCESS AMOUNTS -- Any Excess Amounts then credited to the Suspense Account described in Section 5.10. If this Plan is adopted as a Money Purchase Pension Plan, any amounts not so applied will be applied to reduce Employer Contributions for the Plan Year and credited as described in
     Section 5.5. If the Plan is adopted as a Profit-Sharing Plan or as a 401(k) Plan, any amounts not so applied will be either reallocated as described in
     Section 5.5 or applied to reduce Employer Contributions as determined by
     Section 13 of the Adoption Agreement;

          (c) PLAN YEAR EMPLOYER CONTRIBUTIONS -- Any Employer Contribution for the Plan Year, including any amount required to be contributed pursuant to subsection 4.1(b). Any Employer Contributions not so applied will be allocated as provided in Section 5.5. This subsection 5.3(c) does not apply if this Plan is adopted as a Money Purchase Pension Plan; and

          (d) MAKE-UP EMPLOYER CONTRIBUTIONS -- Any Employer Contribution pursuant to subsection 4.1(d).

     5.4 ALLOCATION OF INCREASE OR DECREASE IN NET WORTH AND OF EMPLOYEE CONTRIBUTIONS -- As of each Valuation Date, the Plan Administrator will allocate the increase or decrease in net worth of the Fund, as determined under Section 5.2, among the Accounts of all Participants, including Participants whose Accounts are being held in the Fund pending distribution. Each Account will first be (a) increased by one-half of any Salary Reduction Deferrals or After-Tax Contributions made to such Account through payroll deductions since the preceding Valuation Date, (b) increased by one-half of any Matching Contributions made to such account on a monthly or more frequent basis since the preceding Valuation Date, and (c) reduced by the amount of any distributions therefrom since the preceding Valuation Date and prior to any restorations pursuant to Section 5.3. The allocation of the increase or decrease in net worth will then be made in the ratio which the dollar value of each such Account bears to the aggregate dollar value of all such Accounts as of the preceding Valuation Date. After these allocations have been made, the Plan Administrator will credit to the appropriate Account the balance of a

Participant's Salary Reduction Deferrals and After-Tax Contributions made since the previous Valuation Date and not taken into account.

     5.5 ALLOCATION OF BALANCE OF EMPLOYER CONTRIBUTIONS -- As of each Anniversary Date, the Plan Administrator will determine the Participants eligible to share in Employer Contributions for that Plan Year in accordance with Section 3.2. After the allocations required by Sections 5.3 and 5.4 have been made, the Plan Administrator will then allocate the balance of Employer Contributions for the Plan Year, to the extent not allocated as required by Sections 5.3 and 5.4, among the Employer Contributions Accounts of all such Participants as indicated in Section 13 of the Adoption Agreement. This allocation will be made in the manner specified in Section 13 of the Adoption Agreement, may not be reduced on account of age, but will be subject to the limitations of Sections 5.6 through 5.9, whichever is applicable.

     5.6 ANNUAL LIMITATIONS IF ONLY ONE PLAN -- If a Participant does not participate in, and has never participated in, any other Qualified Defined Contribution Plan, Qualified Defined Benefit Plan or a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer and which provides an Annual Addition, the amount of Annual Additions which may be allocated to the Participant's Accounts for a Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contributions that would otherwise be contributed or allocated to a Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (a) PRELIMINARY DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT -- Prior to the determination of a Participant's actual Limitation Compensation for a Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount on the basis of a Participant's estimated Limitation Compensation for such Limitation Year. A Participant's estimated Limitation Compensation will be determined on a reasonable basis and in the same manner as for all other Participants similarly situated.

          (b) FINAL DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT -- As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount for such Limitation Year on the basis of a Participant's actual Limitation Compensation for such Limitation Year.

          (c) DISPOSITION OF EXCESS AMOUNTS -- If the determination of a Participant's Maximum Permissible Amount pursuant to subsection 5.6(b) results in an Excess Amount, such Participant's After-Tax Contributions and then Salary Reduction Deferrals will be returned to him or her, to the extent that the return would reduce the Excess Amount. If a return of these amounts does not eliminate the Excess Amount and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year and each succeeding Limitation Year if necessary. If a return of these amounts does not eliminate the Excess Amount and the Participant is not covered by the Plan at the end of a Limitation Year, the remaining Excess Amount will be credited to the Suspense Account described in Section 5.10. Notwithstanding the foregoing, if return of Required Contributions would result in discrimination in practice, the Plan Administrator will not return such Required Contributions to such Participant.

     5.7 ANNUAL LIMITATIONS IF OTHER MASTER OR PROTOTYPE PLANS --

          (a) AMOUNT OF ANNUAL ADDITIONS -- If, in addition to this Plan, a Participant is covered under any other Qualified Defined Contribution Plan or Plans (all of which are qualified Master or Prototype Plans maintained by the Employer) or a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer and which provides an Annual Addition, the amount of Annual Additions which may be allocated to such Participant's Accounts under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions allocated to such Participant's Accounts under the other Plans and welfare benefit funds for the same

     Limitation Year; provided, however, that the limitation under Code section 415(c)(1)(B) shall not apply to amounts allocated to an individual medical account and deemed annual additions pursuant to Code section 415(l). If the Annual Additions allocated to a Participant's Accounts under other Qualified Defined Contribution Plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to such Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated to this Plan will be reduced so that the Annual Additions under all such Plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions allocated to a Participant's Accounts under such other Defined Contribution Plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to such Participant's Accounts under this Plan for the Limitation Year.

          (b) PRELIMINARY DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT -- Prior to the determination of a Participant's actual Limitation Compensation for the Limitation Year, the Plan Administrator will determine the amounts referred to in subsection 5.7(a), above, on the basis of such Participant's estimated Limitation Compensation for such Limitation Year. A Participant's estimated Limitation Compensation will be determined on a reasonable basis and in the same manner as for all other Participants similarly situated.

          (c) FINAL DETERMINATION OF MAXIMUM PERMISSIBLE AMOUNT -- As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the amounts referred to in subsection 5.7(a) on the basis of a Participant's actual Limitation Compensation for such Limitation Year.

          (d) IDENTIFICATION OF EXCESS AMOUNT -- If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount will be deemed to consist of the amounts last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of: (i) the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Code section 415) multiplied by (ii) the ratio of (A) the amount allocated to such Participant as of such date under this Plan to (B) the total amount allocated as of such date under all Qualified Defined Contribution Plans (determined without regard to the limitations of Code section 415).

          (e) DISPOSITION OF EXCESS AMOUNTS -- If the application of this
     Section 5.7 results in an Excess Amount attributed to this Plan, such Excess Amount will be disposed of as provided in subsection 5.6(c).

     5.8 ANNUAL LIMITATIONS IF QUALIFIED DEFINED CONTRIBUTION PLANS OTHER THAN MASTER OR PROTOTYPE PLANS -- If a Participant is also covered under another plan maintained by the Employer which is a Qualified Defined Contribution Plan other than a Master or Prototype Plan or a welfare benefit fund, as defined in Code section 419(e), the amount of Annual Additions allocated to such Participant's Accounts under this Plan for a Limitation Year will be limited in accordance with the provisions of Section 5.7, as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Adoption Agreement.

     5.9 ANNUAL LIMITATIONS IF OTHER QUALIFIED DEFINED BENEFIT PLAN -- If, in addition to this Plan, the Employer maintains, or at any time maintained, a Qualified Defined Benefit Plan covering any Participant in this Plan, the sum of a Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Plan Administrator will reduce the amount of Annual Additions allocable to a Participant's Accounts under this Plan to the extent necessary to comply with the 1.0 limitation unless the Employer provides other limitations in the Adoption Agreement. Any amount not allocable to a Participant's Accounts under this Plan because of the 1.0 limitation will be disposed of as provided in subsection 5.6(c).

     5.10 SUSPENSE ACCOUNT -- Excess Amounts to be disposed of pursuant to subsection 5.6(c) will be credited to an account in the Fund, to be known as the "Suspense Account." Amounts credited to the Suspense

Account will be allocated as of each Anniversary Date to restore amounts previously forfeited, as described in subsection 5.3(b). If a Suspense Account is in existence at any time during a year pursuant to subsection 5.6(c), it will not participate in the allocation of the Fund's investment gains and losses.

          (a) MONEY PURCHASE PENSION PLAN -- If this Plan is adopted as a Money Purchase Pension Plan, any excess remaining after the allocations described in subsections 5.3(a) and (b) will be applied to reduce Employer Contributions for the Fiscal Year ending on such Anniversary Date and each succeeding Anniversary Date, if necessary, and credited as described in
     Section 5.5. Any excess so applied will be considered Annual Additions for such Limitation Year.

          (b) PROFIT-SHARING PLAN OR 401(K) PLAN -- If this Plan is adopted as a Profit-Sharing Plan or 401(k) Plan, any excess remaining after the allocations described in subsections 5.3(a) and (b) will be allocated as an additional Employer Contribution for the Plan Year ending on such Anniversary Date, as described in Section 5.5, and each succeeding Anniversary Date, if necessary, unless otherwise provided under Section 13 of the Adoption Agreement.

     5.11 TRANSFER OF PRIOR PLAN ACCOUNTS -- If Section 7 of the Adoption Agreement specifies that this Plan is an amendment and substitute for the Prior Plan, a Participant's account under the Prior Plan representing his or her interest in employer contributions and forfeitures under the Prior Plan will be transferred to such Participant's Employer Contributions Account under this Plan. Similarly, a Participant's account under the Prior Plan representing his or her own contributions, if any, under the Prior Plan will be transferred to his or her appropriate Accounts under this Plan. For the purposes of such a transfer, the value of such Participant's accounts under the Prior Plan will be determined as of the day before the day of such transfer.

     5.12 ANNUAL REPORT -- The Plan Administrator will furnish each Participant and Former Participant with a written statement as soon as practicable after each Anniversary Date setting forth the balance of his or her Accounts, and describing the amounts credited or charged thereto, as of such Anniversary Date.

                                       VI.

                    FORFEITABLE AND NON-FORFEITABLE INTERESTS

     6.1 NATURE OF A PARTICIPANT'S INTEREST -- A Participant's interest in the Fund is not an interest in any specific assets of the Fund, but rather a right to receive non-forfeitable interest, as determined by the Plan Administrator, in cash or in kind, from the Funding Agent at the time and in the manner described in Article VII.

     6.2 NON-FORFEITABLE AMOUNTS CREDITED TO A PARTICIPANT'S ACCOUNTS -- The entire amount credited to a Participant's After-Tax Contribution Account, Deductible Account, Rollover Account and Loan Account, including contributions and earnings thereon, will always be non-forfeitable.

     6.3 FORFEITABLE AMOUNTS CREDITED TO A PARTICIPANT'S ACCOUNTS -- The entire amount credited to a Participant's Employer Contributions Account is forfeitable and is subject to a vesting schedule with the following exception. If a Participant's Service terminates because of death, regardless of his or her age when death occurs, or because of retirement in accordance with Section 7.2, 100% of a Participant's Employer Contributions Account will be non-forfeitable. If a Participant's Service terminates for any other reason, the non-forfeitable percentage of a Participant's Employer Contributions Account will be determined under Section 16 of the Adoption Agreement. If a Participant became a Participant on the Effective Date and this Plan is an amendment of a Prior Plan, such Participant's non-forfeitable percentage on the Effective Date will be the percentage determined under the Prior Plan if greater than that determined under this Plan. In this event, such Participant's non-forfeitable percentage will not increase until the percentage determined under this Plan is greater. If Section
11.6 applies, a Participant may elect to have his or her non-forfeitable percentage computed under the vesting schedule in effect under the Prior Plan. If Section 11.6 does not apply, a Participant's non-forfeitable percentage will be determined under this Plan.

     6.4 COMPUTATION OF YEARS OF VESTING SERVICE -- If Section 16 of the Adoption Agreement provides for a graded vesting of a Participant's Employer Contributions Account, a Participant's non-forfeitable interest therein will be based on the number of Years of Vesting Service computed as provided in Section
3.3 or 3.4, whichever is applicable, that a Participant has accumulated at the termination of Service.

     6.5 FORFEITURES -- Whenever a Participant's Plan Benefit becomes distributable in accordance with Article VII, the Plan Administrator will determine the non-forfeitable percentage, if any, of such Participant's Accounts under Section 16 of the Adoption Agreement. If the value of the non-forfeitable interest in all of the Participant's Accounts (except for the Deductible Account) is not greater than $3,500, the Participant will receive a distribution of his or her entire non-forfeitable interest in such Accounts and the balance will be treated as a Forfeiture. For purposes of this Section, if the value of an Employee's non-forfeitable interest in such Accounts (exclusive of Deductible Contributions) is zero, the Employee shall be deemed to have received a distribution of such balance. If such value is greater than $3,500, the non-forfeitable amount will be held for distribution as provided in Article VII and the balance, if any, will be forfeited at the earlier of (a) the date the Participant receives the distribution of any portion of his or her Employer Contributions Account pursuant to Section 7.3, or (b) the date the Participant completes a six-year Break in Service, if the Participant is entitled to Deferred Payment pursuant to Section 7.3. Such Forfeitures will be applied as described in subsection 5.3(a). If this Plan is adopted as a Profit-Sharing Plan or a 401(k) Plan, any Forfeiture not applied as described in subsection 5.3(a) will be allocated in the same manner as an Employer Contribution for the benefit of Employees of the Employer who adopted this Plan for the Plan Year ending on such Anniversary Date, as described in Section 5.5 unless otherwise provided in
Section 13 of the Adoption Agreement. If this Plan is adopted as a Money Purchase Pension Plan, any Forfeiture not applied as described in subsection 5.3(a) will be used to reduce the contributions of the Employer who adopted this Plan.

     6.6 REEMPLOYMENT WITHOUT BREAK IN SERVICE -- If a Participant returns to the Service of the Employer prior to completing a six-year Break in Service, and such Participant received a distribution after the Effective Date of the entire amount of the non-forfeitable portion of his or her Employer Contributions Account but less than 100% of such Account, the amount forfeited pursuant to
Section 6.5, above, will be restored to the

Participant's Employer Contributions Account in accordance with Section 5.3 at the end of the Plan Year in which such Participant repays to the Fund the amount previously distributed. Such repayment must be made before five years have elapsed from the date of such Participant's reemployment. If a Participant is deemed to receive a distribution under Section 6.5 and the Participant returns to Service of the Employer prior to completing a six-year Break in Service, the Participant's Employer Contributions Account shall be restored to the amount on the date of such deemed distribution.

     6.7 VESTING AFTER A BREAK IN SERVICE -- Any Years of Vesting Service accumulated after a Participant completes a six-year Break in Service will not be taken into account in determining the non-forfeitable percentage of the amounts credited to a Participant's Employer Contributions Account before the Break in Service began. Separate Employer Contributions Accounts will be maintained for that portion of the Participant's Employer Contributions attributable to Service prior to a six-year Break in Service and for that portion of such contributions attributable to Service subsequent to a six-year Break in Service, but both pre-break and post-break Service will count for purposes of vesting the Employer Contributions attributable to Service subsequent to a six-year Break in Service. Both Accounts will share in the gains and losses of the Fund in the same manner as described in Section 5.4 of the Plan. The Accounts may be joined when 100% vesting is achieved in the separate Accounts.

                                      VII.

                     PAYMENT OF A PARTICIPANT'S PLAN BENEFIT

     7.1 PLAN BENEFITS -- A Participant's Plan Benefits will be determined and distributed only as described in this Article. Upon a Participant's retirement, death or other termination of Service as described in Section 7.2 or 7.3, the Plan Administrator will first determine the value of his or her Accounts, as of the Valuation Date, described in Section 19 of the Adoption Agreement, coincident with, or next preceding, the date on which a Participant's Service terminates or the date on which payment of the Plan Benefits will begin, whichever is later. The Plan Administrator will then credit to the Participant's Accounts, other than the Employer Contributions Account, any contributions made subsequent to such Valuation Date and charge to such Accounts any withdrawals made by a Participant subsequent to such Valuation Date. The Plan Administrator will thereafter determine the percentage of such Participant's Employer Contributions Account which had become non-forfeitable, as described in Article VI, at the termination of a Participant's Service. A Participant will be paid the entire value of his or her non-forfeitable Accounts, as so adjusted, at the time described in Section 7.2 or 7.3, whichever is applicable, and in the manner described in Section 7.4. If payment is deferred as described in Section 7.3 or 7.4, the Participant's Accounts will continue to share in the increase or decrease of the net worth of the Fund, as described in Section 5.4, or accumulate interest, as described in Section 7.5. Unless a Participant elects otherwise as provided in this Plan, payment of his or her Plan Benefits will begin no later than 60 days after the latest of the close of the Plan Year in which:

          (a) RETIREMENT -- The Participant attains age 65 (or Normal Retirement Age or Disability Retirement Date, if earlier);

          (b) 10TH ANNIVERSARY -- The 10th anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan occurs; or

          (c) TERMINATION -- The Participant terminates Service with the
     Employer;

provided, however, that such payment will begin no later than such Participant's Required Beginning Date. Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 7.3 of the Plan, is deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

     7.2 RETIREMENT OR DEATH -- A Participant's Plan Benefit will become payable upon his or her retirement or death. Notwithstanding any other provisions of this Plan, a Participant's Plan Benefit will be distributed to the Participant commencing no later than his or her Required Beginning Date. Payment will begin no later than 60 days after the close of the Plan Year in which a retired or deceased Participant's Service terminates.

          (a) NORMAL RETIREMENT DATE -- A Participant will be treated as having retired if a Participant's Service terminates on or after Normal Retirement Age as specified in Section 17 of the Adoption Agreement. A Participant may, however, elect to remain in the Service of the Employer after Normal Retirement Age. As long as the Participant remains in the Service of the Employer, the Participant will continue to participate in the Plan in the same manner as any other Participant.

          (b) DISABILITY RETIREMENT DATE -- A Participant will be treated as having retired upon the Plan Administrator's determination, based upon standards uniformly applied by it and upon medical evidence satisfactory to it, that such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration.


     7.3 OTHER TERMINATION OF SERVICE -- If a Participant's Service terminates on or before his or her retirement or death, payment will begin no later than 60 days after the close of the Plan Year in which such


                                      VII-1

Participant's Normal Retirement Date occurs. A Participant whose Service terminates on or before his or her retirement or death may elect to receive distribution of his or her accounts in a lump sum valued as of the Valuation Date immediately preceding such distribution. However, the Plan Administrator may direct the Funding Agent to begin payment within a reasonable time after the Valuation Date as of which a Participant's Accounts were valued under Section
7.1. Notwithstanding the preceding sentence, if the value of a Participant's Accounts is greater than $3,500, any such distribution will be made only:

          (a) THE PARTICIPANT'S CONSENT -- With the Participant's written consent if this Plan is adopted as a Profit-Sharing Plan or 401(k) Plan which complies with the Safe Harbor Provisions; or

          (b) THE PARTICIPANT'S CONSENT AND THE PARTICIPANT'S SPOUSE'S CONSENT -- With the Participant's and the Participant's Spouse's written consent if this Plan is adopted as a Profit-Sharing Plan or as a 401(k) Plan which does not comply with the Safe Harbor Provisions, or as a Money Purchase Pension Plan. A Participant's Spouse's written consent must be in the form of a Qualified Election.

Any distribution of a Participant's Accounts before a Participant attains age 59-1/2 or before his or her Disability Retirement Date may incur a penalty tax equal to 10% of the amount so distributed pursuant to Code section 72(t).

     7.4 PAYMENT OF A PARTICIPANT'S PLAN BENEFIT -- A Participant may elect to have his or her Plan Benefit distributed to such Participant (or to his or her Beneficiary in the event of the Participant's death) under subsection 7.4(a) below if this Plan is adopted as a Profit-Sharing Plan or as a 401(k) Plan or under subsection 7.4(b) below if this Plan is adopted as a Money Purchase Pension Plan. However, a Participant's Plan Benefit will be distributed to such Participant under subsection 7.4(b) if this Plan is adopted as a Profit-Sharing Plan which does not comply with the Safe Harbor Provisions or as a 401(k) Plan which does not comply with the Safe Harbor Provisions. For purposes of this
Section 7.4, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if the Spouse dies after the Participant, the date distribution is required to begin to the surviving Spouse pursuant to subsection 7.4(a)(ii) below). The first day of the first period for which an amount is paid as an annuity or any other form is the annuity starting date.

          (a) PROFIT-SHARING PLAN OR 401(K) PLAN

               (i) DISTRIBUTION TO A PARTICIPANT OR TO A PARTICIPANT'S BENEFICIARY AFTER THE PARTICIPANT'S REQUIRED BEGINNING DATE -- A Participant may elect to have his or her Plan Benefit distributed as follows:

                    (A) In a lump sum;

                    (B) In substantially equal, periodic installments payable
               over a fixed period of more than one year but not longer than the greater of the life expectancy of the Participant or the joint and survivor life expectancy of the Participant and his or her Beneficiary; or

                    (C) By any combination of a lump sum or installment
               payments.

     If payment of a Participant's Plan Benefit is made under paragraph (B) above, the amount distributed in any given year must be an amount at least equal to the quotient obtained by dividing the Participant's total Plan Benefit at the beginning of that year by his or her life expectancy, or the joint and survivor life expectancy of the Participant and the Participant's Beneficiary, whichever is applicable, hereinafter referred to in this subsection as the applicable life expectancy. The determination of the life expectancies will be made at the time the Participant is entitled to his or her initial distribution and will be computed by the use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. The determination of the life expectancies of a Participant and his or her Spouse will be redetermined on each Anniversary Date of the initial distribution unless the Participant irrevocably elects otherwise prior to his or her Required Beginning Date. For calendar years beginning before January 1,


                                      VII-2

          1989, if a Participant's Spouse is not his or her Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution will be paid within a Participant's life expectancy. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, must not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (I) the applicable life expectancy or (II) if the Participant's Spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant must be distributed using the applicable life expectancy above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2. The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year. If a Participant's Plan Benefit includes an Insurance Contract and the Participant elects not to purchase such Insurance Contract, it will be converted into its cash surrender value as provided in Section 5.13 and such cash surrender value will be distributed in the same manner as the balance of the Participant's Plan Benefit. If a Participant dies after his or her Required Beginning Date, the remaining portion of his or her interest will be distributed at least as rapidly as under the method of distribution in effect prior to his or her death.

               (ii) DISTRIBUTION TO A PARTICIPANT'S BENEFICIARY BEFORE THE PARTICIPANT'S REQUIRED BEGINNING DATE -- If the Participant dies before his or her Required Beginning Date, the Beneficiary may elect to have the balance of the Participant's Plan Benefit distributed as follows:

                    (A) In a lump sum;

                    (B) In substantially equal periodic installments payable
               over a fixed period ending by December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

                    (C) In substantially equal periodic installments payable
               over a period not extending beyond the life expectancy of the Beneficiary; provided, however, either that the distribution commences on or before December 31 of the calendar year immediately following the calendar year in which the Participant died or, if the Beneficiary is the Participant's Spouse, that the distribution commences no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2.

          If the Participant has not made an election pursuant to this Section by the time of his or her death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (I) December 31 of the calendar year in which distribution would be required to begin under this Section, or (II) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this Section shall be applied as if the surviving Spouse were the Participant. If payment of a Participant's Plan Benefit is to be made under paragraph
          (C) above, the amount distributed in any given year must be determined pursuant to paragraph B of subsection 7.4(a)(i) above. Any amount paid to any minor child of a Participant will be treated as if it were paid to such Participant's Spouse, provided the amount is payable to such Participant's Spouse upon the child's reaching the age of majority (or such other event as may be specified in regulations promulgated by the Secretary of the Treasury).


                                      VII-3

          (b) MONEY PURCHASE PENSION PLAN

               (i) DISTRIBUTION TO A PARTICIPANT -- A Participant's Plan Benefit will be distributed under paragraph (A) below unless the Participant elects to have his or her Plan Benefit distributed under paragraph (B) below. Any annuity contract purchased and distributed by the Plan to a Participant or Spouse must comply with the requirements of the Plan and must be nontransferable.

                    (A) QUALIFIED JOINT AND SURVIVOR ANNUITY -- A Participant's
               Plan Benefit will be paid in the form of a Qualified Joint and Survivor Annuity if the Participant is married or in the form of a life annuity if the Participant is not married, unless the Participant has elected an optional form of benefit described in paragraph (B) below. Such Qualified Joint and Survivor Annuity will provide for monthly payments of a Participant's Plan Benefit over the joint lives of the Participant and his or her Spouse, if any, beginning at the date specified in Section 7.2 or 7.3, whichever is applicable, and ending on the first day of the month in which the death of the survivor of the Participant and his or her Spouse, if any, occurs.

                    (B) OPTIONAL FORM OF BENEFIT -- A Participant may elect such optional form of benefit pursuant to a Qualified Election within the 90-day period ending on the first day of the first period for which an amount is paid as an annuity or any other form. If a Participant's Plan Benefit is distributable pursuant to Section 7.3, the Participant's Spouse, if any, may consent by a Qualified Election to an optional form of payment before such payment is made. An optional form of benefit is any form of distribution to the Participant set forth in subsection 7.4(a)(i) above.

               (ii) DISTRIBUTION TO THE PARTICIPANT'S BENEFICIARY -- If distribution has not commenced prior to a Participant's death, the Plan Benefit will be distributed under either paragraph (A) or paragraph (B) below.

                    (A) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY -- If a
               Participant is married on the date of his or her death and if he or she dies before payment of the Plan Benefit has commenced, such Participant's Plan Benefit will be applied toward the purchase of a Qualified Preretirement Survivor Annuity unless he or she has selected an optional form of benefit as described in paragraph (B) below within the Election Period pursuant to a Qualified Election or unless, after the Participant's death, a Beneficiary elects an optional form of benefit as described in paragraph B below. If a Participant's Plan Benefit is applied toward the purchase of a Qualified Preretirement Survivor Annuity, the Participant's Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death. The balance remaining after purchase of such annuity will be distributed to the Beneficiary named pursuant to this Article
               VII. If less than 100% of the Plan Benefit is paid to the Spouse, the amount of the Participant's Employee-derived account balance allocated to the Spouse will be in the same proportion as the Employee-derived account balance is to the total account balance of such Participant. A Participant who will not yet attain age 35 as of the end of the current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives notice comparable to that provided under subsection 7.4(b)(iii) below. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the date the Participant attains age 35. Any new waiver on or after such date will be subject to the full requirements of this Section.

                    (B) OPTIONAL FORM OF BENEFIT -- An optional form of benefit is any form of distribution to a Beneficiary set forth in subsection 7.4(a)(ii) above.


                                      VII-4

               (iii) NOTICE REQUIREMENTS --

                    (A) QUALIFIED JOINT AND SURVIVOR ANNUITY -- In the case of a
               Qualified Joint and Survivor Annuity, the Plan Administrator will provide to the Participant, no less than 30 days nor more than 90 days prior to the annuity starting date (as defined at the end of the first paragraph of Section 7.4), a written explanation of:
               (I) the terms and conditions of a Qualified Joint and Survivor Annuity; (II) the Participant's right to make, and the effect of, a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit; (III) the rights of a Spouse; and (IV) the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                    (B) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY -- In the case of a Qualified Preretirement Survivor Annuity, the Plan Administrator will provide the Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for a Qualified Joint and Survivor Annuity under (A) immediately above and within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:
               (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this section first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who separates from Service before attaining age 35. For purposes of applying this paragraph, a reasonable period ending after the enumerated events described in (ii) and
               (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

     7.5 DEFERRED DISTRIBUTIONS -- If distribution of a Participant's Plan Benefit is deferred pursuant to Section 7.3 or 7.4, the Participant may elect in a writing delivered to the Plan Administrator to have the Plan Benefit held under either subsection 7.5(a) or (b) below. If a Participant does not make an election, the Plan Benefit will be held under subsection 7.5(a):

          (a) NO INVESTMENT DIRECTIONS -- The Funding Agent will retain a Participant's Plan Benefit in the Fund. Any balance retained in the Fund will continue to share in any increase or decrease in the net worth of the Fund in accordance with Section 5.4, but will not be allocated any share of Employer Contributions or Forfeitures.

          (b) INVESTMENT DIRECTIONS -- The Funding Agent will segregate a Participant's Plan Benefit and invest the Account as the Participant may direct from time to time by written instructions delivered to the Plan Administrator forwarded to the Funding Agent; provided, however, no investment will be made in collectibles as defined by Code section 408(m). The Funding Agent will comply with a Participant's directions as soon as practicable after receipt, but will not be required to comply therewith earlier than ten banking business days after receipt. In the absence of any change in directions, a Participant's Account will continue to be invested in accordance with the most recent directions received by the Funding Agent or, if no directions have been previously received, in such manner as the Funding Agent in its discretion will determine. The Funding Agent will not be responsible for any loss incurred by a Participant's Account because of any directions, or absence of directions, received from the Participant.

     7.6 EARLY DISTRIBUTIONS -- Although installment payment of a Participant's Plan Benefit is begun under Section 7.4, the Plan Administrator may later direct that the unpaid balance be distributed in a lump


                                      VII-5
sum, provided that, if the value of a Participant's Accounts is greater than $3,500, any such distribution will be made only (a) with the Participant's written consent if this Plan is adopted as a Profit-Sharing Plan or 401(k) Plan which complies with the Safe Harbor Provisions, or (b) with the Participant's and his or her Spouse's written consent in the form of a Qualified Election if this Plan is adopted either as a Profit-Sharing Plan or 401(k) Plan which does not comply with the Safe Harbor Provisions or as a Money Purchase Pension Plan. However, no lump sum distribution will be made pursuant to the preceding sentence after the first day of the first period for which an amount is received as an annuity unless the Participant or his or her Spouse (or his or her surviving Spouse) consents in writing to such distribution. All expenses allocable to the maintenance or distribution of an amount held by the Funding Agent for deferred or installment distribution will be charged against such amount.

     7.6A DIRECT ROLLOVERS.

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b) DEFINITIONS --

               (i) ELIGIBLE ROLLOVER DISTRIBUTION -- An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) ELIGIBLE RETIREMENT PLAN -- An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) DISTRIBUTEE -- A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse, the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv) DIRECT ROLLOVER -- A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     7.7 WITHDRAWALS OF AFTER-TAX AND EMPLOYER CONTRIBUTIONS.

          (a) AFTER-TAX CONTRIBUTIONS -- Upon a Participant's application, the Plan Administrator may direct the Funding Agent to distribute from the Participant's After-Tax Contributions Account, if any, an amount not greater than the total After-Tax Contributions which such Participant has made under this Plan or, if less, the value of the Participant's After-Tax Contributions Account attributable to such contributions, determined as of the last preceding Valuation Date, plus any After-Tax Contributions the Participant has made since that Valuation Date.

                                      VII-6

          (b) EMPLOYER CONTRIBUTIONS -- This subsection (b) applies if withdrawals of Employer Contributions are authorized by Section 14 of the Adoption Agreement. Upon a Participant's application, the Plan Administrator may direct the Funding Agent to distribute such portion of a Participant's Employer Contributions Account, determined as of the preceding Valuation Date, which (i) has become vested as of such Valuation Date; and (ii) exceeds that portion of his Employer Contributions Account attributable to Employer Contributions (other than Salary Reduction Contributions) made on his behalf for the current and two preceding Plan Years. The restrictions of clause (i) shall not apply if the Employer Contributions Account of the Participant has become 100 percent vested as of the Valuation Date on which the withdrawal is made. A Participant may not withdraw Employer Contributions more than once in a twelve-month period.

          (c) QUALIFIED ELECTION AND PENALTY -- If the value of a Participant's Accounts is greater than $3,500, any withdrawal under this Section 7.7 may be made only with the Participant's Spouse's written consent if this Plan is adopted as a Profit-Sharing Plan or as a 401(k) Plan which does not comply with the Safe Harbor Provisions or as a Money Purchase Pension Plan. A Participant's Spouse's written consent must be in the form of a Qualified Election. The distribution will be made as of the last business day of the calendar month which is not less than 15 days after the Funding Agent receives the Plan Administrator's direction. However, if a Participant makes such a withdrawal of Required After-Tax Contributions, he or she will not be eligible to share in any Employer Contributions or Forfeitures for the Plan Year of the withdrawal and later Plan Years until the first succeeding Plan Year in which such Participant makes the entire amount of Required Salary Reduction or After-Tax Contributions. No Forfeitures will occur solely as a result of a Participant's withdrawal of Required Contributions.

     7.8 HARDSHIP WITHDRAWALS -- If the Plan is adopted as a 401(k) Plan, see
Section 13.16 for hardship withdrawals. This Section applies if the Plan is adopted as a Profit Sharing Plan and if hardship withdrawals are authorized by
Section 14 of the Adoption Agreement.

          (a) PURPOSE OF DISTRIBUTION -- In the event of Hardship, as hereinafter defined, endured by the Participant and recognized as such by the Plan Administrator, and upon receipt by the Plan Administrator of an application in writing for benefits hereunder, the Plan Administrator shall direct the Trustee to make a payment or payments from either or both of the accounts of such Participant to, or for the benefit of, the Participant or the members of his family who are dependent upon him for support. Such payment or payments shall be made in such a manner and in such an amount as the Plan Administrator deems appropriate to maintain the customary standard of living of such Participant or his family or to meet other extraordinary and necessary expenses incurred by such Participant or his family during such Hardship; provided, however, that the total amount of such payment or payments shall in no event exceed the value, as of the date of the last preceding Valuation Date, of the amounts then credited to the accounts of such Participant.

          (b) DEFINITION OF HARDSHIP -- "Hardship," as used herein, shall mean a state of financial stringency occasioned by the incurrence of extraordinary and necessary expenses by the Participant for medical or dental treatments for himself or for members of his family who are dependent upon him for support, for the education of his children, or to provide housing for his family in the manner in which they are accustomed to living. Such a state of financial stringency may also be occasioned by a loss or diminution of earnings of the Participant because of his temporary inability, due to physical or mental illness, accidental or otherwise, to perform the usual duties of his employment, or because of a general deterioration of economic conditions which affects substantially all of the Employees of the Employer. A distribution will be for reasons of hardship if the distribution is necessary in light of immediate and heavy financial needs of the Participant. A distribution based upon financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and cannot be reasonably available from other resources of the Participant. The determination of the existence of financial hardship and the amount distributed to meet the hardship shall be made on a uniform and nondiscriminatory basis for all Employees.

          (c) UNIFORMITY OF APPLICATION -- The provisions of this Section shall be applied in a uniform manner to all similarly situated Participants.

                                      VII-7

     7.9 WITHDRAWAL OF DEDUCTIBLE CONTRIBUTIONS -- Upon a Participant's application, the Plan Administrator may direct the Funding Agent to distribute to the Participant all or a portion of his or her Deductible Contributions as of the last preceding Valuation Date.

     7.10 LOANS -- If the Adoption Agreement so provides in Section 14 and if the Participant is not an Owner-Employee or Shareholder-Employee, the Participant may apply for a loan from the Fund. The Plan Administrator will administer loans and will supply necessary forms upon request. The Plan Administrator may direct the Funding Agent to loan a Participant an amount from the Fund under the provisions set forth below. For purposes of this Section only, Participant includes an individual who has an Account in the Fund and whose Service has terminated as well as a Beneficiary who has an Account in the Fund. It does not include an alternate payee pursuant to a Qualified Domestic Relations Order.

          (a) AMOUNT OF LOAN -- The amount of any loan will not exceed (when added to the outstanding balance of all other loans a Participant has received under all plans of the Employer determined in accordance with Code sections 414(b), (c) and (m)) the lesser of (i) $50,000 reduced by the excess of (A) the highest outstanding balance of such Participant's loans from the Plan during the one-year period ending on the day before the date on which such loan was made over (B) the outstanding balance of such Participant's loans from the Plan on the date on which such loan was made, or (ii) the greater of (A) one-half of the present value of such Participant's Account (excluding any amounts credited as Deductible Contributions and any accumulations thereon) determined as of the last preceding Valuation Date, which has become non-forfeitable pursuant to
     Article VI, or (B) $10,000. Notwithstanding the foregoing, a Participant's loan may not exceed the present value of that portion of such Participant's Account which has become non-forfeitable. No portion of Deductible Contributions may be borrowed.

          (b) TERMS OF LOAN -- The loan will be made under such terms as to duration and repayment as may be approved by the Plan Administrator; provided, however, that the terms of the loan will require at least quarterly payments, level amortization and payment within five years from the date the loan is made except when the loan is used to acquire the Participant's principal residence.

          (c) SOURCE -- A separate Loan Account will be maintained in the Participant's name and the Trustee will transfer funds as the Participant directs from his or her Accounts to his or her Loan Account to fund the loan. If a Participant fails to direct the source of the loan, the loan will be funded from the fund designated in the Participant's most recent investment instructions. The loan will be made from the Participant's Accounts only, and the Participant's Promissory Note will be an asset of his or her Account only.

          (d) SECURITY -- The loan will be secured by a pledge to the Fund of 50% of the nonforfeitable balance of a Participant's Accounts, including any subsequent additions thereto but excluding any amounts credited as Deductible Contributions and any accumulations thereon, and will bear a reasonable rate of interest and repayment terms satisfactory to the Funding Agent. Unless otherwise agreed by the Funding Agent, any loan made to a Participant who is an Employee shall be repaid by payroll deduction.

          (e) INTEREST -- The Loan will bear interest at a fixed rate equal to the rate charged for fixed-rate loans in the same amount and for the same term by a national bank in the geographic vicinity of the Employer's principal place of business as designated by the Employer in writing from time to time. However, if the Plan Administrator determines that such interest rate does not provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, the loan will bear interest at a rate (determined by the Plan Administrator) that will provide the Plan with such a return.

          (f) SPOUSAL CONSENT -- Unless this Plan complies with the Safe Harbor Provisions, a Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time the Account is used as security for the loan. A new consent is required if the Account is used for any increase in the amount of security. The consent must comply with the requirements of a Qualified Election.


                                      VII-8

          (g) PAYABLE UPON DISTRIBUTION -- The loan will be repaid in full immediately upon distribution of any portion of a Participant's Plan Benefit other than that portion consisting of Deductible Contributions and any accumulations thereon.

          (h) DEFAULT -- Failure to repay a loan in accordance with the terms of the applicable promissory note constitutes a default. In the event of a default, foreclosure on the note and attachment of the security will not occur until a distributable event occurs in the Plan.

          (i) NONDISCRIMINATION -- Loans made pursuant to this Section 7.10 will be made available to all Participants on a reasonably equivalent basis pursuant to uniform and non-discriminatory standards established by the Plan Administrator.

     7.11 DESIGNATION OF BENEFICIARY -- A Participant should designate a Beneficiary or Beneficiaries, and a contingent Beneficiary or Beneficiaries, to receive the undistributed portion of his or her Plan Benefit if he or she dies before distribution is completed. A Participant may change any such designation at any time. No designation, or change of designation, will be effective until received by the Plan Administrator on a form prescribed by it.

          (a) SPOUSE AS BENEFICIARY -- Unless a Participant's Spouse is entitled to a Qualified Preretirement Survivor Annuity pursuant to subsection 7.4(b)(ii) or unless a Participant designates otherwise, the primary Beneficiary for a Participant's entire benefit will be his or her Spouse. If a Participant's Spouse is not entitled to a Qualified Preretirement Survivor Annuity and the Participant does not designate his or her Spouse as primary Beneficiary of his or her entire benefit, such Spouse must consent to the Participant's designation pursuant to (b) below. No spousal consent is required:

               (i) If the Participant establishes to the satisfaction of the Plan Administrator that he or she has no Spouse; or

               (ii) If a Participant's Spouse cannot be located; or

               (iii) Because of other circumstances under which no spousal consent is required in accordance with applicable Treasury or Department of Labor Regulations.

          (b) SPOUSAL CONSENT -- If a spousal consent is required and a Participant wishes to designate a Beneficiary other than his or her Spouse, the Participant must obtain his or her Spouse's consent by a Qualified Election. If spousal consent is required and a Qualified Election is not obtained, the Participant will be deemed to have designated his or her Spouse as Beneficiary. If a Participant has not designated a Beneficiary or if no Beneficiary is living to receive complete payment of a Participant's Plan Benefit, the Trustee will pay such Plan Benefit as follows:

               (i) To the Participant's surviving Spouse,

               (ii) To the Participant's issue by representation, as defined in the Colorado Probate Code or, if no such issue survives the Participant,

               (iii) To the Participant's father and mother, in equal shares, or all to the survivor or, if neither survives the Participant, (iv) To the personal representative of the Participant's estate.

There are no benefits under the Plan payable to the Participant's survivors except those described in this Section.

     7.12 PAYMENTS TO MINORS OR PERSONS OF UNSOUND MIND -- A Participant or Beneficiary may direct the Plan to pay all or any portion of a Plan Benefit to a third party, provided the direction is revocable at

                                      VII-9
any time by the Participant or Beneficiary, as the case may be. In addition, the third party must file a written acknowledgment with the Plan Administrator that states the third party has no enforceable right in or to any Plan Benefit payment or portion thereof, except to the extent of payments actually received pursuant to the terms of the arrangement. The written acknowledgment must be filed with the Plan Administrator no later than 90 days after the direction is received. If no Participant or Beneficiary so directs the Plan and if the Plan Administrator determines that any person entitled to receive any payment hereunder is a minor, or suffers from such a degree of physical disability that he or she is unable to take care of himself or herself, or is of unsound mind, whether formally adjudicated so or not, such payment will be made to or for the benefit of any such minor or person who is disabled or of unsound mind in any of the following ways, as the Plan Administrator, in its sole discretion, determines: (a) to the legal representative of such person; (b) directly to such person; (c) to some near relative of such person; (d) in such other manner as the Plan Administrator may deem appropriate under the circumstances. The Funding Agent will not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section. 7.13 NON-ALIENATION OF BENEFITS -- A Participant's Account will not in any manner be liable for, or subject to, the debts or liabilities of the Participant or his or her Beneficiaries. Except with respect to loans made by the Fund to the Participant under Section 7.10 above, no right or benefit under the Plan will be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Except as otherwise provided in this Plan, all amounts payable hereunder by the Funding Agent will be paid only to the person or persons entitled thereto, and all such payments will be made directly to such person or persons, and not to any other person or corporation. This Section will apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order or any domestic relations order entered before January 1, 1985.

     7.14 QUALIFIED DOMESTIC RELATIONS ORDERS --

          (a) PAYMENT -- The Plan will pay benefits to the person or persons named in a Qualified Domestic Relations Order in the amount and to the extent provided in such order. Payment of benefits pursuant to a Qualified Domestic Relations Order will not be considered a violation of the prohibition against assignment and alienation of benefits.

          (b) DEFINITION -- In order to constitute a Qualified Domestic Relations Order, the order must meet all of the following requirements:

               (i) ALTERNATE PAYEE -- The order must create or recognize the existence of the right of an Alternate Payee to, or must assign to an Alternate Payee the right to, receive all or a portion of a Participant's benefits payable under the Plan. "Alternative Payee" means a Participant's Spouse, former Spouse, child or other dependent who is recognized as having a right to receive all, or a portion of, the Participant's benefits payable under the Plan;

               (ii) JUDGMENT -- The order must constitute a judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or property rights to a Spouse, former Spouse, child or other dependent of a Participant, made pursuant to a state domestic relations law (including a community property law);

               (iii) INFORMATION -- The order must specify the following information:

                    (A) the Participant's name and last known mailing address
               (if any) and the name and mailing address of each Alternate Payee covered by the order, unless the Plan Administrator has reason to know that address independent of the order,



                                     VII-10

                    (B) the amount or percentage of a Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage will be determined,

                    (C) the number of payments or periods to which such order
               applies, and

                    (D) the name of each plan to which the order applies;

               (iv) PLAN BENEFIT -- The order must not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the terms of the Plan. The order must not require the Plan to provide increased benefits (determined on the basis of actuarial value) nor require the payment of benefits to an Alternate Payee which are required to be paid to an Alternate Payee under a previous Qualified Domestic Relations Order;

               (v) PERMITTED DISTRIBUTION -- Notwithstanding the foregoing, the order may require the payment of benefits to an Alternate Payee while a Participant is still employed pursuant to Code section 414(p)(10); and

               (vi) FORM OF PAYMENT -- Payments may be required in any form in which such benefits may be paid under the Plan to a Participant, except in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse.

          (c) PROCEDURES -- Upon receipt of any domestic relations order by the Plan, the Plan Administrator must take the following steps:

               (i) NOTICE -- The Plan Administrator must promptly notify the Participant and any Alternate Payee named in such order of the receipt of a domestic relations order and the Plan's procedures for determining whether such order is a Qualified Domestic Relations Order. The notice to the Alternate Payee must include a statement that he or she is entitled to designate a representative for receipt of copies of any notices that are sent to the Alternate Payee with respect to a domestic relations order. The notice must be sent to the Participant and Alternate Payee with respect to a domestic relations order. The Notice must be sent to the Participant and Alternate Payee at the address specified in the order or, if none is specified, at the Participant's address or the address of the Alternate Payee last known to the Plan Administrator;

               (ii) DETERMINATION OF VALIDITY -- Within a reasonable period of time after receipt of such order, the Plan Administrator must determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination. In making its determination, the Plan Administrator may seek the advice of legal counsel;

               (iii) SEGREGATED AMOUNTS -- Pending the Plan Administrator's determination of whether a domestic relations order is a Qualified Domestic Relations Order, the Plan Administrator must instruct the Trustee to segregate the amounts payable to the Alternate Payee during such period if the order is a Qualified Domestic Relations Order. If, within 18 months, the Plan Administrator determines the order to be a Qualified Domestic Relations Order, the Plan must pay the amounts so segregated plus any interest thereon to the person or persons entitled thereto pursuant to the terms of the Qualified Domestic Relations Order. If the Plan Administrator determines an order is not a Qualified Domestic Relations Order or fails to reach a decision within 18 months, the Plan must pay the segregated amounts to the person or persons entitled to such amounts in the absence of the order. If the Plan Administrator subsequently determines that an order is a Qualified Domestic Relations Order, the Plan will pay benefits subsequent to its determination in accordance with the order. If action is taken in accordance with this subsection, the Plan's obligation to the Participant and each Alternate Payee will be discharged to the extent of any payment made pursuant to the Qualified Domestic Relations Order.

                                     VII-11

          (d) RELATIONSHIP TO OTHER PLAN PROVISIONS -- The Plan will treat a Participant's former Spouse as the Participant's Spouse for purposes of the Qualified Joint and Survivor Annuity to the extent provided in the Qualified Domestic Relations Order.

          (e) BENEFICIARY STATUS -- Each Alternate Payee will be treated as a Beneficiary under the Plan, with all the rights accorded to other Beneficiaries under the terms hereof and as otherwise provided by law.

     7.15 CLAIMS PROCEDURE -- Claims for benefits under the Plan should be filed with the Plan Administrator on forms supplied by it. A claim will be deemed allowed unless a written notice of denial is furnished to the claimant by the Plan Administrator within 30 days after the claim is filed. If the claim is denied, the notice will specifically set forth the reasons for the denial, the pertinent provisions of the Plan upon which the denial is based and, where appropriate, an explanation as to how the claimant can perfect his claim, what additional material or information is necessary and why such additional information or material is necessary. Such notice will also explain the claims review procedure.

     7.16 CLAIMS REVIEW PROCEDURE -- If a Participant's claim is denied, the Participant will be entitled, upon written request delivered to the Plan Administrator not later than 75 days after receipt of written notice of denial of the claim, to a further review of his or her claim by the Plan Administrator. Such request must set forth a statement of the Participant's position. A Participant, or his or her duly authorized representative, may also request a review of pertinent documents and may also set forth issues and comments in support of his or her position. The Plan Administrator will schedule an opportunity for a full and fair hearing of the issue within 30 days after receipt of the request. The decision following this hearing will be made within 30 days and will be communicated in writing to the Participant, specify the reasons for the decision, and give specific references to pertinent Plan provisions on which the decision is based.

     7.17 PLAN ADMINISTRATOR CONSENT OR DISCRETION -- Notwithstanding any other provision in this Plan, any provision limiting the availability of any benefits or rights described in this Plan because of consent of any person other than the Participant or his or her Spouse will be null and void, thereby making such benefit or right available without the consent of such other person.

     7.18 UNCLAIMED ACCOUNT -- If the Funding Agent is unable to make payments payable or distributable from an Account because it does not know the identity or address of the Participant or Beneficiary entitled thereto, the Funding Agent should suspend such payments until directed otherwise by the Plan Administrator. The Plan Administrator must notify the Participant or Beneficiary by certified or registered mail addressed to the last known address of record with the Plan Administrator or the Employer that he or she is entitled to a distribution under this Plan and that a response or claim must be made within six months from the date of mailing of the notice or the Account will be forfeited. The Plan Administrator may treat the Account as forfeited only if the Plan Administrator could force a distribution under the Plan. If a Participant or Beneficiary who has incurred a forfeiture of his or her Account under this Section makes a claim, at any time, for his or her forfeited Account, the Plan Administrator will restore the Participant's or Beneficiary's forfeited Account to the same dollar amount as the dollar amount of the Account forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The forfeiture provisions of this Section will apply solely to the Participant's or to the Beneficiary's Account derived from Employer Contributions. The Funding Agent will continue to hold Accounts derived from Employer Contributions for the benefit of the Participant or Beneficiary until the earlier of receipt of distribution directions from the Participant or Beneficiary or the time when the Account escheats under the applicable laws of the State of Colorado. Notwithstanding the foregoing, an Account which escheats to the State of Colorado under the applicable law is not treated as a forfeiture subject to restoration.



                                     VII-12

                                      VIII.

                              TOP-HEAVY PROVISIONS

     8.1 GENERAL -- This Article is included in the Plan pursuant to Code requirements and will prevail over any inconsistent provision of the Plan or Funding Agreement.

     8.2 VESTING -- For any Plan Year in which the Plan is a Top-Heavy Plan, the percentage of a Participant's Employer Contributions Account which will be fully vested and non-forfeitable will be determined under Section 16 of the Adoption Agreement. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee Contributions, including benefits accrued before the effective date of section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's non-forfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Participant's Account balance attributable to Employer Contributions will be determined without regard to this Section.

     8.3 EMPLOYER CONTRIBUTIONS AND FORFEITURES -- For each Plan Year in which the Plan is a Top- Heavy Plan and a Participant is a Non-Key Employee, the Employer Contributions and Forfeitures allocated to a Participant's Employer Contributions Account will be determined under (a) or (b) below. If the Employer adopts the Plan as a Money Purchase Pension Plan, or if the Employer chooses to apply Forfeitures to reduce Employer Contributions pursuant to Section 13 of the Adoption Agreement, any references to Forfeitures in this Section 8.3 will have no effect.

          (a) NO QUALIFIED DEFINED BENEFIT PLAN -- If a Participant does not participate in a Qualified Defined Benefit Plan, the Employer Contributions and Forfeitures allocated to such Participant's Account will be not less than 3% of his or her Limitation Compensation for that Plan Year. The 3% minimum contribution requirement will be decreased for any Plan Year in which the Employer does not make (or is not required to make) a contribution equal to 3% of the Limitation Compensation for the Key Employee for whom such percentage is the highest for the Plan Year. In such a case, the percentage of a Participant's Limitation Compensation used in determining the Employer Contributions and Forfeitures allocated to his or her Account for such Plan Year will at least equal the greatest percentage of Limitation Compensation used in determining similar contributions on behalf of such Key Employee; provided, however, that this sentence and the preceding sentence will not apply in any year in which the Plan enables a Qualified Defined Benefit Plan which is part of the Required Aggregation Group to meet the requirements of Code sections 401(a)(4) or 410. The minimum contribution is determined without regard to any Social Security contribution. The minimum contribution will be made even though, under other Plan provisions, a Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the Plan Year because of his or her failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan). The minimum contribution for a Non-Key Employee will be made even though such Non-Key Employee is not a Participant because of his or her failure to make Required Contribution or because his or her Compensation is less than a stated amount. The minimum contribution will not be made to a Participant's Account if such Participant was not an Employee on the last day of the Plan Year. The 3% minimum contribution will be increased to 4% for any Plan Year in which the Employer also maintains a Qualified Defined Benefit Pension Plan and determines to avoid the application of Code section 416(h)(1), relating to special adjustments to the Code section 415 limits for top-heavy plans. The minimum contribution required (to the extent required to be non-forfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D). For Plan Years beginning on or after January 1, 1989, the minimum contribution required hereunder may not be satisfied by Salary Reduction Deferrals or Matching Contributions.

          (b) QUALIFIED DEFINED BENEFIT PLAN -- If a Participant participates in a Qualified Defined Benefit Plan, the Employer Contributions and Forfeitures allocated to such Participant's Account will satisfy at least one of the following conditions:


                                     VIII-1

               (i) If a Participant receives the minimum benefit required for an Employee who participates only in the Qualified Defined Benefit Plan, no allocation will be required under this Section; or

               (ii) The Participant's allocation will be at least 5% of his or her Limitation Compensation for such Plan Year.

               (iii) If the denominator of the Defined Benefit Fraction and the Defined Contribution Fraction is 125% for purposes of Section 5.9, the Participant's allocation will be at least 7.5% of his or her Limitation Compensation for such Plan Year.

     8.4 ADJUSTMENTS IN ANNUAL LIMITATIONS -- In any Plan Year in which the Plan is a Top-Heavy Plan, 100% will be substituted for 125% in the definition of the denominator of the Defined Benefit Fraction and the Defined Contribution Fraction for purposes of Section 5.9 unless (i) the Employer makes a minimum contribution of 4% pursuant to subsection 8.3(a), and (ii) the Plan is not a Super Top-Heavy Plan. This Section will be suspended with respect to any Employee so long as there are no Employer Contributions, Forfeitures or Voluntary Contributions allocated to such Employee under this Plan or accruals for such Employee under a Qualified Defined Benefit Plan.



                                     VIII-2

                                       IX.

                                 ADMINISTRATION

     9.1 THE PLAN ADMINISTRATOR TO BE ADMINISTRATOR -- The Plan Administrator will consist of one or more persons appointed by the Employer to serve at its pleasure. The Plan Administrator will be the administrator of the Plan and will be responsible for the operation of the Plan, other than the investment of the Fund and the payment of Plan Benefits. Any person appointed as Plan Administrator may be removed by the Employer by delivery of written notice of removal to such person. Any individual appointed as Plan Administrator may resign at any time by delivery of written notice of resignation to the Employer. Any notice of removal or resignation will specify the effective date of removal or resignation, which will not be earlier than the date of delivery of the notice.

     9.2 POWERS AND DUTIES OF PLAN ADMINISTRATOR -- The Plan Administrator will administer the Plan in accordance with its terms solely in the interest of Participants, Former Participants and their Beneficiaries for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan and Fund. In administering the Plan, the Plan Administrator will employ a degree of care, skill, prudence and diligence which, under circumstances then prevailing, a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Plan Administrator will have all powers necessary to carry out the terms of the Plan. All interpretations of the Plan and questions concerning its administration and application will be determined by the Plan Administrator, and such determinations will be binding on all persons except as otherwise expressly provided herein.

     9.3 DELEGATION OF FIDUCIARY DUTIES -- The Plan Administrator will have the power to delegate specific fiduciary responsibilities (other than those of the Funding Agent with respect to the investment of the Fund). Such delegations may be to the Funding Agent or to officers or employees of the Employer or to other persons, all of whom will serve at the pleasure of the Plan Administrator and, if full-time employees of the Employer, without compensation. Any such person may resign by delivering a written resignation to the Plan Administrator. Vacancies created by resignation, death or other cause may be filled by the Plan Administrator, or the responsibilities delegated by the Plan Administrator may be reassumed or redelegated by the Plan Administrator.

     9.4 RECORDS AND REPORTS -- The Plan Administrator and those to whom it has delegated fiduciary duties will keep a record of all their proceedings and actions, and will maintain all such books of account, records and other data as will be necessary for the proper administration of the Plan. The Plan Administrator will be responsible for the preparation and filing of all reports, returns, notices and statements that are required to be submitted to the federal or state governmental agency or to any Employee or Participant.

     9.5 INDEMNIFICATION FOR LIABILITY -- The Employer will indemnify the Plan Administrator and those to whom the Plan Administrator has delegated fiduciary duties against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same are determined to be due to gross negligence or willful misconduct.

                                       X.

                              ESTABLISHMENT OF FUND

     10.1 THE FUNDING AGREEMENT -- The Employer has entered into a Funding Agreement (either a Trust Agreement or a Custodial Agreement) concurrently with the adoption of this Plan, providing for the establishment of a Fund to be held and administered by a Funding Agent (either a Trustee or a Custodian) designated in the Funding Agreement. The Funding Agreement will form a part of this Plan, and all rights or benefits which accrue to any person under this Plan will be subject to all the terms and provisions of the Funding Agreement.

     10.2 EXPENSES OF FUND -- All taxes upon the Fund will be paid by the Funding Agent out of the Fund. All expenses of administering the Fund will be paid by the Funding Agent out of the Fund, to the extent they are not paid by the Employer.

     10.3 SOURCE OF PLAN BENEFIT -- All Plan Benefits will be paid or provided for solely from the Fund, and the Employer does not assume any liability or responsibility for such payments. Neither the Employer, the Funding Agent nor the Plan Administrator guarantees the Fund in any manner against loss or depreciation.

                                       XI.

                      CONTINUANCE AND AMENDMENT OF THE PLAN

     11.1 CONTINUATION OF THE PLAN -- The Employer expects to continue this Plan indefinitely, but the continuation of this Plan is not assumed as a contractual obligation by the Employer, and the right is reserved to the Employer to terminate the Plan and Trust Fund, or to discontinue contributions under the Plan at any time without terminating the Trust Fund. If the Employer is a sole proprietor and dies, the Plan will automatically terminate.

     11.2 DISTRIBUTION OF TRUST FUND ON TERMINATION OF PLAN AND TRUST FUND -- If the Plan and Trust Fund are terminated or partially terminated, at any time other than as provided in Section 4.3, the entire amount then credited to the Employer Contributions Account of each affected Participant will become non-forfeitable. The Plan Administrator will promptly notify the Trustee of such termination, and the last business day of the month in which such notice is received will be a Valuation Date. Immediately after the allocations required by Sections 5.3, 5.4 and 5.5 have been completed, the Plan Administrator will direct the Trustee to distribute to each Participant the amount then credited to his or her Accounts, in accordance with Section 7.4. If the value of the Participant's Account is greater than $3,500, any such withdrawal will be made only with the Participant's Spouse's written consent if this Plan is adopted either as a Profit-Sharing Plan or as a 401(k) Plan which does not comply with the Safe Harbor Provisions or as a Money Purchase Pension Plan. A Participant's Spouse's written consent must be in the form of a Qualified Election. Any remaining amount credited to the Suspense Account described in Section 5.10 will be allocated as described in Section 5.3 and, to the extent not exhausted, as provided in Section 5.5. If the entire Suspense Account cannot be allocated to Participants' Accounts because of the limitations of Section 5.6, 5.7, 5.8 or 5.9, whichever is applicable, the balance will be distributed to the Employer.

     11.3 VESTING UPON PERMANENT DISCONTINUANCE OF CONTRIBUTIONS -- This Section
11.3 will apply only if the Plan is adopted by the Employer as a Profit-Sharing Plan or 401(k) Plan. In that event, if the Employer at any time elects to permanently discontinue making contributions hereunder without terminating the Trust Fund, the entire amount then credited to the Employer Contributions Account of each Participant will become non- forfeitable. Any amount remaining credited to the Suspense Account described in Section 5.10 will be allocated as described in Section 5.3 and, to the extent not exhausted, as provided in
Section 5.5, as of the Anniversary Date next following the date of discontinuance of contributions, and as of each succeeding Anniversary Date until exhausted. The Trust Fund will be retained by the Trustee and administered in accordance with the terms of the Plan and the Trust Agreement. Distributions from the Trust Fund will be made to Participants at the times and in the manner provided in Article VII.

     11.4 AMENDMENT BY EMPLOYER -- The Employer reserves the right to amend the Adoption Agreement, the Plan and the Trust Agreement from time to time, except that no amendment will decrease a Participant's accrued benefit, decrease a Participant's Account balance, reduce the non-forfeitable interest of any Participant, eliminate an optional form of distribution, be made without the consent of the Trustee or result in any part of the Trust Fund reverting or being paid to the Employer except as provided in Sections 4.3 and 11.2. If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment. If the Employer amends the Plan in any way (other than (i) an amendment which changes an election in the Adoption Agreement, or (ii) an amendment stated in the Adoption Agreement which allows the Plan to satisfy Code section 415 or to avoid duplication of minimum contributions under Code section 416 because of the required aggregation of multiple plans), or if the Employer objects to any amendment by the Sponsor, the Employer will no longer participate in this Plan. The Plan must be submitted to the Internal Revenue Service for approval as an individually designed plan. Participants will be notified of any amendment within a reasonable time of its adoption.

     11.5 AMENDMENT BY SPONSOR -- The Employer hereby authorizes and empowers the Sponsor to amend the Plan from time to time, subject to the following:

          (a) NOTICE -- Except as provided in subsections (b) and (c) below, such amendment will not become effective until at least 30 days prior notice thereof has been given to the Employer;

          (b) EFFECTIVE DATE -- An amendment of the Plan made under this Section, which the Sponsor deems necessary or appropriate to enable the Plan to meet the requirements of the Code or the Act, may be made effective as of the Effective Date of the Employer's Plan. An amendment of the Plan under this Section, made to conform the Plan to any change in the law of the United States, the state of the Employer's principal place of business, or any political subdivision thereof or to any rule or regulation thereunder, may take effect as of the date such amendment is required to be effective under such law, rule or regulation; and

          (c) EXCEPTION -- An amendment of the Plan under this Section, other than one made under subsection (b) above, will not affect a feature of the Plan as to which the Employer made an election in the Adoption Agreement.

     11.6 AMENDMENTS CHANGING VESTING SCHEDULE -- If any amendment made by the Employer or the Sponsor in any way directly or indirectly affects the computation of the Participant's non-forfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule pursuant to Section 16 of the Adoption Agreement or Section 6.3 of the Plan, and such Participant has three or more Years of Service, he or she may, by filing a written request with the Plan Administrator within the election period hereinafter described, elect to have his or her non-forfeitable percentage computed under the vesting schedule in effect prior to the amendment. The election period will begin on the date the amendment is adopted and will end 60 days after the latest of the dates on which: (a) the amendment is adopted; (b) the amendment becomes effective; or (c) Participants are issued written notice of the amendment by the Employer or the Plan Administrator. 11.7 MERGER OR CONSOLIDATION OF PLAN -- The Plan and Trust Fund will not be merged or consolidated with, nor will any assets or liabilities be transferred to, any other plan, unless the benefits payable to a Participant terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled (determined without regard to Section 11.2 or 11.3) if this Plan had been terminated immediately before such action.

                                      XII.

                                  MISCELLANEOUS

     12.1 EFFECT OF PLAN -- Neither the establishment of this Plan nor the payment of any benefits hereunder will be construed as giving to any Employee, Participant, Former Participant or Beneficiary, or to any other person, any legal right against the Employer, Plan Administrator or Trustee, except as provided herein. Nothing contained in this Plan will be construed as a contract of employment between the Employer and any Employee or Participant, as a right of any Employee or Participant to be continued in the employ of the Employer, or as a limitation on the right of the Employer to employ, discipline or discharge any Employee or Participant.

     12.2 LIMITATION OF LIABILITY -- The Plan Administrator will not be responsible for any act or failure to act on the part of the Employer or the Trustee. The Trustee will not be responsible for any act or failure to act on the part of the Employer or the Plan Administrator.

     12.3 PLAN TO CONFORM TO CODE AND ACT -- It is the intention of the Employer that, except as described in Sections 4.3 and 11.2, it will be impossible for any part of the Trust Fund ever to be used for or diverted to purposes other than for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and Trust Fund. The Plan and Trust Agreement will therefore be construed and administered to follow the spirit and intent of the Code and the Act.

     12.4 SEPARATE ADMINISTRATION -- The Plan and Trust Fund, as established and maintained by the Employer, will be administered separate and apart from any other plan or fund established or maintained by any other employer which is not designated as an Affiliated Employer in Section 20 of the Adoption Agreement.

     12.5 FAILURE OF OTHER EMPLOYER TO QUALIFY -- If any employer joins in the adoption of this Plan but fails to obtain or retain the qualification of the Plan under the Code, such employer will withdraw from the Plan upon a final determination by the Internal Revenue Service that the Plan, as adopted by such employer, does not qualify under the Code. Upon such withdrawal, this Plan will no longer be a prototype plan and will be considered an individually designed plan.

     12.6 NOTICE OF TAX COURT PROCEEDING -- If the Employer, the Plan Administrator or any Employee files a petition in the United States Tax Court pursuant to Code section 7476 for a determination as to the initial qualification of the Plan (or continued qualification if the Plan is amended), the petitioner will comply with the requirements of Code section 7476(b)(2) and the regulations thereunder with respect to the delivery of written notice of the filing of such petition to all Employees of the Employer and, if required by such regulations, to all Former Participants and their Beneficiaries.

     12.7 ROLLOVERS AND TRANSFERS FROM OTHER PLANS --

          (a) ROLLOVER AMOUNT -- If a Participant has received a distribution from another employee benefit plan qualified under Code section 401(a), he or she may, with the consent of both the Plan Administrator and the Trustee, elect to deposit in the Trust Fund any portion of such distribution that qualifies as a "rollover amount" under Code section 402(a)(5). Such deposit may be made directly by a Participant or through the medium of an individual retirement account described in Code section
     408. Any such deposit will be credited to a Participant's Employee Rollover Contributions Account and will be subject to all of the terms and provisions of this Plan.

     (b) ACCUMULATED DEDUCTIBLE EMPLOYEE CONTRIBUTIONS -- The Plan will also accept accumulated deductible employee contributions (as defined in Code section 72(o)(5)) that were distributed from a qualified retirement plan and rolled over pursuant to Code sections 402(a)(5), 402(a)(7), 403(a)(4) or 408(d)(3). Such rolled over amount will be added to a Participant's Employee Deductible Contributions Account but will not be taken into account in applying the limitations on Deductible Contributions to this Plan. The Plan will not accept rollovers of accumulated deductible employee contributions from a simplified employee pension.



                                      XII-1

          (c) TRUSTEE TO TRUSTEE TRANSFER -- If the Plan Administrator and the Trustee consent, a trustee to trustee transfer of a Participant's account under another employee benefit plan qualified under Code section 401(a) may be made to this Plan. Any such transfer will be treated as if it were a transfer of a Prior Plan account under Section 5.11.

          (d) INELIGIBLE EMPLOYEE -- If the Plan Administrator consents, an Employee who is not a Participant in the Plan may exercise the rights granted to a Participant under this Section 12.7. Accounts for such Employee will be established pursuant to Section 5.11 or this Section 12.7, as the case may be. Such Accounts will share in the allocation of increase or decrease in net worth pursuant to Section 5.4. Such Employee will have the same rights as a Participant regarding the distribution and investment of the Accounts, but he or she will have no right to contribute to or share in Employer Contributions or Forfeitures, if any, until he or she becomes a Participant.

     12.8 TEXT TO CONTROL -- The headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text will control.



                                      XII-2

                                      XIII.

                                  401 (k) PLAN

     13.1 APPLICATION -- This Article applies only if the Employer adopted this Plan as a 401(k) Plan.

     13.2 DEFINITIONS -- Certain capitalized words used in this Article have the meanings set forth below, unless the context clearly indicates otherwise. Masculine pronouns include the feminine and neuter, and the singular includes the plural.

          (a) "ACTUAL DEFERRAL PERCENTAGE" OR "ADP" means, for a specified group of Eligible Participants for a Plan Year, the average of the ratios (calculated separately for each Eligible Participant in such group) of (a) the amount of Employer contributions actually paid to the Fund on behalf of such Participant for the Plan Year to (b) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant (i) will include Salary Reduction Deferrals, including Excess Deferrals, but excluding Salary Reduction Deferrals that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals), and (ii) may include, at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Salary Reduction Deferrals will be treated as a Participant on whose behalf no Salary Reduction Deferrals are made.

          (b) "ADDITIONAL CONTRIBUTIONS" means the contributions, if any, which
     Section 12 of the Adoption Agreement permits, but does not require, a Participant to make to the Fund.

          (c) "AGGREGATE LIMIT" means the sum of (a) 125% of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of the Non-Highly Compensated Employees for the Plan Year beginning with or within the Plan Year of the 401(k) Plan and (b) the lesser of 200% or two plus the lesser of such ADP or ACP.

          (d) "AVERAGE CONTRIBUTION PERCENTAGE" OR "ACP" means the average of the ratios (calculated separately for each Eligible Participant in the group) of the Contribution Percentages of the Eligible Participants in a group.

          (e) "CONTRIBUTION PERCENTAGE" means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

          (f) "CONTRIBUTION PERCENTAGE AMOUNTS" means the sum of the After-Tax Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) under the Plan on behalf of an Eligible Participant for the Plan Year. Such Contribution Percentage Amounts will include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account as of the year in which such forfeiture is allocated. The Employer may include Salary Reduction Deferrals, Qualified Nonelective Contributions, or both, in the Contribution Percentage Amounts, as provided by regulations. The Employer also may use Salary Reduction Deferrals in the Contribution Percentage Amounts as long as the ADP test is met before the Salary Reduction Deferrals are used in the ACP test and continues to be met following the exclusion of those Salary Reduction Deferrals that are used to meet the ACP test.

          (g) "EMPLOYER CONTRIBUTIONS" means the amount contributed by the Employer and includes Salary Reduction Contributions unless otherwise specifically excluded.

          (h) "EXCESS AGGREGATE CONTRIBUTIONS" means, with respect to any Plan Year, the excess of:

                                     XIII-1

               (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

               (ii) The maximum Contribution Percentage Amounts permitted by the Average Contribution Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination will be made after first determining Excess Deferrals and then determining Excess Contributions.

          (i) "EXCESS AMOUNT" means the excess of a Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (j) "EXCESS CONTRIBUTIONS" means, with respect to any Plan Year, the excess of:

               (i) The aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

               (ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

          (k) "EXCESS DEFERRALS" means those Salary Reduction Deferrals that are includable in a Participant's gross income under Code section 402(g) to the extent such Participant's Salary Reduction Deferrals for a taxable year exceed the dollar limitation under such Code section 402(g). Excess Deferrals will be treated as Annual Additions under the Plan.

          (l) "FAMILY MEMBER" means an individual described in Code section 414(q)(6)(B) which includes the Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

          (m) "HIGHLY COMPENSATED EMPLOYEE" means highly compensated active Employees and highly compensated former Employees as follows:

               (i) A highly compensated active Employee includes any Employee who performs Service for the Employer during the determination year and who, during the look-back year:

                    (A) received Compensation from the Employer in excess of
               $75,000 (as adjusted pursuant to Code section 415(d));

                    (B) received Compensation from the Employer in excess of
               $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or

                    (C) was an officer of the Employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A).

               (ii) The term Highly Compensated Employee also includes:

                    (A) an Employee who is described in (a) above if the term
               "determination year" is substituted for the term "look-back year" and if the Employee is one of


                                     XIII-2
               the 100 Employees who received the most Compensation from the Employer during the determination year; and

                    (B) an Employee who is a 5 Percent Owner at any time during the look-back year or determination year.

               (iii) If no officer has satisfied the Compensation requirement of
          (i)(C) above during either a determination year or a look-back year, the highest paid officer for such year will be treated as a Highly Compensated Employee.

               (iv) The determination year is the Plan Year. The look-back year is the twelve-month period immediately preceding the determination year.

               (v) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no Service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

               (vi) If an Employee is, during a determination year or look-back year, a Family Member of either a 5 Percent Owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5 Percent Owner or top-ten Highly Compensated Employee are aggregated. In such case, the Family Member and 5 Percent Owner or top-ten Highly Compensated Employee are treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 Percent Owner or top-ten Highly Compensated Employee.

               (vii) The determination of who is a Highly Compensated Employee, including determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Code section 414(q) and the regulations thereunder.

          (n) "MATCHING CONTRIBUTION" means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a Participant's Required Contribution and which is not used to satisfy the test provided under Code section 401(k)(3).

          (o) "MATCHING CONTRIBUTIONS ACCOUNT" means the Account in the name of the Participant to record such Participant's Matching Contributions.

          (p) "NON-HIGHLY COMPENSATED EMPLOYEE" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

          (q) "QUALIFIED CONTRIBUTIONS ACCOUNT" means the Account in the name of the Participant to record the Qualified Matching Contributions and Qualified Nonelective Contributions allocated to such Participant.

          (r) "QUALIFIED MATCHING CONTRIBUTIONS" means Employer contributions that are allocated to the Participants' Qualified Contributions Accounts, that are made to the Plan pursuant to Code section 401(m), that are subject to the distribution and nonforfeitability requirements under Code section 401(k) when made and that are used to satisfy the test provided for under Code section 401(k)(3).

          (s) "QUALIFIED NONELECTIVE CONTRIBUTIONS" means Employer contributions (other than Matching Contributions or Qualified Matching Contributions), that are allocated to the Participants' Qualified


                                     XIII-3

     Contributions Accounts, and that are subject to the distribution and nonforfeitability requirements under Code section 401(k) when made and that are used to satisfy the test provided for under Code section 401(k)(3).

          (t) "REQUIRED CONTRIBUTION" means the contribution, if any, which
     Section 11 of the Adoption Agreement requires a Participant to make in order to share in Matching Contributions.

          (u) "SALARY REDUCTION ACCOUNT" means the Account in the name of the Participant to record such Participant's Salary Reduction Deferrals.

          (v) "SALARY REDUCTION CONTRIBUTIONS" means the contributions the Employer makes to the Fund pursuant to Subsection 4.1(c).

          (w) "SALARY REDUCTION DEFERRALS" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and includes contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Salary Reduction Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to any qualified cash or deferred arrangement, any simplified employee pension cash or deferred arrangement, as described in Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan, as described under Code section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

     13.3 EMPLOYER CONTRIBUTIONS -- The Employer will contribute to the Salary Reduction Accounts in the Fund the amount specified in Section 13 of the Adoption Agreement. The limitations on Employer Contributions set forth in subsection 4.1(a) also apply.

     13.4 EMPLOYEE SALARY REDUCTION DEFERRALS OR AFTER-TAX CONTRIBUTIONS -- A Participant may contribute to the Plan if he or she is eligible under Section
3.1 and if the Employer so provides in Sections 11 and 12 of the Adoption Agreement. A Participant may choose two types of Employee Required or Additional Contributions as follows:

          (a) REQUIRED SALARY REDUCTION DEFERRALS AND AFTER-TAX CONTRIBUTIONS -- These are deferrals or contributions which the Adoption Agreement may require a Participant to make as a condition of participation. A Participant will not be entitled to share in Employer Contributions in any Plan Year in which he or she does not make the Required Salary Reduction Deferrals or After-Tax Contributions except as provided in Article VIII.

          (b) ADDITIONAL SALARY REDUCTION DEFERRALS AND AFTER-TAX CONTRIBUTIONS -- These are deferrals or contributions which the Adoption Agreement may permit, but not require, a Participant to make. Failure to make these deferrals or contributions will not affect a Participant's right to share in Employer Contributions.

     13.5 REQUIRED AND ADDITIONAL SALARY REDUCTION DEFERRALS -- The Participant and the Employer may enter into a written Salary Reduction Agreement which will provide for Salary Reduction Deferrals as follows:

          (a) EMPLOYEE PAYROLL DEDUCTION -- The Participant agrees to accept a reduction in salary by payroll deduction pursuant to Sections 11 and 12 of the Adoption Agreement;

          (b) EMPLOYER SALARY REDUCTION CONTRIBUTION -- The Employer agrees to make a Salary Reduction Contribution equal to a Participant's payroll deduction to such Participant's Salary Reduction Account within 30 days after collection;

          (c) NON-FORFEITABLE -- The entire amount credited to such Participant's Salary Reduction Account will be non-forfeitable;

                                     XIII-4

          (d) EFFECTIVE DATE -- The Salary Reduction Agreement will be effective for the payroll period indicated in the Agreement which begins following the execution of the Agreement and will continue in effect until the earlier of an amendment or revocation under (e) or (f) below, or termination of Service;

          (e) EMPLOYEE AMENDMENT -- A Participant may amend or revoke in writing a Salary Reduction Agreement at least 3 business days before the beginning of a pay period effective the first day of the following pay period or as otherwise provided in the Agreement;

          (f) EMPLOYER AMENDMENT -- The Employer may also unilaterally amend or revoke in writing the Salary Reduction Agreements of Highly Compensated Employees to comply with Code section 401(k).

     13.6 COLLECTION OF REQUIRED OR OPTIONAL AFTER-TAX CONTRIBUTIONS -- If the Adoption Agreement allows a Participant to make After-Tax Contributions, such Contributions will be collected by payroll deductions after a Participant has filed an appropriate payroll deduction authorization form with the Employer. Any such payroll deduction authorization will remain in effect until changed. A Participant may change or terminate his or her contributions at any time by filing a new payroll deduction authorization form with the Employer, but may make only two changes during a Plan Year. Any change or termination will be effective when received by the Employer and will remain effective until changed. In addition to any contributions collected through payroll deductions, a Participant may make one lump sum contribution to the Fund in any Plan Year by delivering to the Employer before the end of such Plan Year a check payable to the Funding Agent in the amount the Participant desires to contribute. All Employee After-Tax Contributions will be remitted to the Funding Agent within 30 days after collection.

     13.7 DISTRIBUTION OF EXCESS SALARY REDUCTION DEFERRALS --

          (a) NOTICE -- A Participant may allocate to the Plan any Excess Salary Reduction Deferrals made during a calendar year by notifying the Plan Administrator by March 15 of the amount of the Excess Salary Reduction Deferrals to be assigned to the Plan.

          (b) DISTRIBUTION -- Notwithstanding any other provision of the Plan, if an Employee gives notice under (a) immediately above, Excess Salary Reduction Deferrals, plus any income and minus any loss allocable thereto, will be distributed no later than April 15 to any Participant to whose account Excess Salary Reduction Deferrals were allocated for the preceding year and who claims Excess Salary Reduction Deferrals for such calendar year.

          (c) DETERMINATION OF INCOME OR LOSS -- Excess Salary Reduction Deferrals will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals is the sum of (i) income or loss allocable to the Participant's Salary Reduction Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for the year and the denominator is the Participant's Salary Reduction Account balance without regard to any income or loss occurring during such taxable year, and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (d) CLAIM -- If a Participant claims Excess Salary Reduction Deferrals for the preceding calendar year, such Participant must submit claims in writing to the Plan Administrator by March 15.

     13.8 PERCENTAGE LIMITATION ON SALARY REDUCTION DEFERRALS, QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS --

          (a) THE ACTUAL DEFERRAL PERCENTAGE TEST -- The Actual Deferral Percentage (ADP) for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year will satisfy one of the following tests:


                                     XIII-5

               (i) The ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) The ADP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ADP for Eligible Participants who are Highly Compensated Employees does not exceed the ADP for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury prescribes to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b) SPECIAL RULES --

               (i) The ADP for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who makes Salary Reduction Deferrals under two or more arrangements described in Code section 401(k) and maintained by the Employer will be determined as if such Salary Reduction Deferrals were made under a single arrangement. Such Salary Reduction Deferrals will include Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Employer Contributions for purposes of the ADP test. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.

               (ii) In the event that this Plan satisfies the requirements of Code sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

               (iii) For purposes of determining the ADP of an Eligible Participant who is a 5 Percent Owner or one of the ten most highly paid Highly Compensated Employees, the Salary Reduction Deferrals and Compensation of such Participant will include the Salary Reduction Deferrals and Compensation for the Plan Year of Family Members. Family Members of such Highly Compensated Employees will be disregarded as separate Employees in determining the ADP both for such Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees. Such Salary Reduction Deferrals will include Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Employer contributions for purposes of the ADP test.

               (iv) For purposes of determining the ADP test, Salary Reduction Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate. (v) The Employer must maintain records sufficient to demonstrate satisfaction of the ADP test, including the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

               (vi) The determination and treatment of the ADP amounts of any Eligible Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (c) EMPLOYER CONTRIBUTIONS -- Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account as Employer Contributions for purposes of calculating the ADP as the Employer may determine.


                                     XIII-6

     13.9 DISTRIBUTION OF EXCESS CONTRIBUTIONS --

          (a) DISTRIBUTION -- Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, will be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions will be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions will be allocated to Participants who are subject to the Family Member aggregation rules of Code section 414(q)(6) in the manner prescribed by the regulations. Excess Contributions (including the amounts recharacterized) will be treated as Annual Additions under the Plan.

          (b) DETERMINATION OF INCOME OR LOSS -- Excess Contributions will be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (i) income or loss allocable to the Participant's Salary Reduction Account (and, if applicable, the Qualified Contributions Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Salary Reduction Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions.

          (c) ACCOUNTING FOR EXCESS CONTRIBUTIONS -- Excess Contributions will be distributed from the Participant's Salary Reduction Account (and, if applicable, the Qualified Contributions Account) in proportion to the Participant's Salary Reduction Deferrals and Qualified Matching Contributions for the Plan Year. Excess Contributions will be deemed distributed from the Participant's Qualified Nonelective Contributions only to the extent that such Excess Contributions exceed the Participant's Salary Reduction Deferral and Qualified Matching Contribution for the Plan Year.

          (d) RECHARACTERIZATION -- To the extent provided in regulations under the Code, a Participant may elect to treat Excess Contributions allocated to a Participant's Salary Reduction Account as amounts distributed to the Participant and contributed by the Participant to the Plan as an After-Tax Contribution if the Adoption Agreement in Section 11 or 12 permits Employee After-Tax Contributions. Recharacterization must occur no later than 2-1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

     13.10 PERCENTAGE LIMITATION ON AFTER-TAX CONTRIBUTIONS AND MATCHING CONTRIBUTIONS UNDER CODE SECTION 401(M) -- This Section applies if the Adoption Agreement in Section 12 or 13 permits either Employee After-Tax Contributions, Employer Matching Contributions, or both.

          (a) THE AVERAGE CONTRIBUTION PERCENTAGE TEST -- The Average Contribution Percentage (ACP) for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year will satisfy one of the following tests:

               (i) The ACP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Eligible Participants who are Non-Highly


                                     XIII-7

          Compensated Employees for the same Plan Year multiplied by 1.25; or

               (ii) The ACP for Eligible Participants who are Highly Compensated Employees for the Plan Year will not exceed the ACP for Eligible Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two, provided that the ACP for Eligible Participants who are Highly Compensated Employees do not exceed the ACP for Eligible Participants who are Non-Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury will prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          (b) SPECIAL RULES --

               (i) If one or more Highly Compensated Employees participate in both a 401(k) Plan and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a 401(k) Plan will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts are reduced will be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees do not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

               (ii) The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k), that are maintained by the Employer will be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (iii) In the event that this Plan satisfies the requirements of Code section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with this Plan, then this Section will be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(m) only if they have the same plan year.

               (iv) For purposes of determining the Contribution Percentage of an Eligible Participant who is a 5 Percent Owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant will include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members. Family Members of Highly Compensated Employees will be disregarded as separate Employees in determining the Contribution Percentage both for Employees who are Non-Highly Compensated Employees and for Employees who are Highly Compensated Employees.

               (v) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made by the date specified in the applicable regulations, and allocated to a Participant's account for the Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

               (vi) The Employer must maintain records sufficient to demonstrate satisfaction of the ACP test, including the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

               (vii) The determination and treatment of the Contribution Percentage of any Employee will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                                     XIII-8

     13.11 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS -- This Section applies if the Adoption Agreement permits either Employee After-Tax Contributions, Employer Matching Contributions, or both.

          (a) DISTRIBUTION -- Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, will be forfeited, if forfeitable, or, if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions will be allocated to Participants who are subject to the family member aggregation rules of Code section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

          (b) DETERMINATION OF INCOME OR LOSS -- The Excess Aggregate Contributions will be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions is the sum of: (i) income or loss allocable to the Participant's After-Tax Contribution Account, Qualified Contribution Account (if any, and if all amounts therein are not used in the ADP test) and Salary Reduction Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (ii) 10% of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          (c) FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS -- Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as determined by the Employer in the Adoption Agreement. Amounts forfeited by Highly Compensated Employees under this Section will be treated as Annual Additions under the Plan.

          (d) ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS -- Excess Aggregate Contributions will be forfeited, if forfeitable, or distributed on a pro rata basis from the applicable Participant's After-Tax Contribution Account, Employer Contribution Account, or Salary Reduction Account to which they were initially allocated.

          (e) ALLOCATION OF FORFEITURES -- Forfeitures of Excess Aggregate Contributions will be applied to reduce Employer Contributions or, if none are required because of termination of the Plan, will be allocated, after all other Forfeitures under the Plan, to each Employer Contribution Account in the ratio to which each Employee's Compensation for the Plan Year bears to the total Compensation of all Employees for such Plan Year. Such Forfeitures will not be allocated to the account of any Highly Compensated Employee.

     13.12 QUALIFIED NONELECTIVE CONTRIBUTIONS -- This Section applies if the Employer makes Qualified Nonelective Contributions under the Plan on behalf of Employees under Section 13 of the Adoption Agreement. The Employer may make Qualified Nonelective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the ADP test or the ACP test, or both, pursuant to regulations under the Code, in lieu of distributing Excess Contributions or Excess Aggregate Contributions.

     13.13 PARTICIPANTS' ACCOUNTS -- In addition to the Accounts established pursuant to Section 5.1, Accounts shall be established and designated as a Salary Reduction Account, a Qualified Contributions Account, and a Matching Contributions Account. The entire amounts credited to such Accounts, including contributions and earnings thereon, will always be nonforfeitable.

     13.14 ALLOCATION OF INCREASE OR DECREASE IN NET WORTH AND OF EMPLOYEE CONTRIBUTIONS -- As of each Valuation Date, the Plan Administrator will allocate the increase or decrease in net worth of the Fund, as determined under Section 5.2, among the Accounts of all Participants, including Participants whose Accounts are being held in the Fund pending distribution. Each Account will first be increased by one-half of any Salary

                                     XIII-9

Reduction Deferrals or After-Tax Contributions made to such Account through payroll deductions since the preceding Valuation Date and will be reduced by the amount of any distributions therefrom since the preceding Valuation Date and prior to any restorations pursuant to Section 5.3. The allocation of the increase or decrease in net worth will then be made in the ratio which the dollar value of each such Account bears to the aggregate dollar value of all such Accounts as of the preceding Valuation Date. After these allocations have been made, the Plan Administrator will credit to the appropriate Account the balance of a Participant's Salary Reduction Deferrals and After-Tax Contributions made since the previous Valuation Date and not taken into account. This Section supersedes Section 5.4.

     13.15 WITHDRAWAL OF SALARY REDUCTION DEFERRALS, QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS -- A Participant may withdraw his or her Salary Reduction Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, and income allocable to each, only upon termination of Service, death or disability. Such amounts may also be distributed, in accordance with a Participant's election and a Qualified Election, if applicable, upon:

          (a) PLAN TERMINATION -- Termination of the Plan without the establishment of another defined contribution plan;

          (b) SALE OF ASSETS -- The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used by such corporation in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

          (c) SALE OF SUBSIDIARY -- The disposition by a corporation of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

          (d) AGE 59-1/2 -- A Participant's attainment of age 59-1/2; or

          (e) HARDSHIP -- A Participant's hardship in accordance with Section
     7.9 and applicable regulations. All distributions which may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Code sections 401(a)(11) and 417.

     13.16 HARDSHIP WITHDRAWALS -- This Section applies if hardship withdrawals are authorized by Section 14 of the Adoption Agreement. Upon a Participant's application, the Plan Administrator may approve a hardship withdrawal for a Participant from his or her Salary Reduction Account, provided the Participant meets the criteria set forth below.

          (a) AN IMMEDIATE AND HEAVY FINANCIAL NEED -- A Participant will be permitted to make a hardship withdrawal if the Plan Administrator determines that such Participant has an immediate and heavy financial need. A Participant will automatically be considered to have an immediate and heavy financial need if the need results from any of the following:

               (i) MEDICAL EXPENSE -- Medical expenses (other than amounts paid by insurance) incurred by the Participant or on the Participant's behalf, on behalf of his or her Spouse or any of his or her eligible dependents;

               (ii) PRINCIPAL RESIDENCE -- The purchase of a principal residence for the Participant (but not the payment of a Participant's mortgage);

               (iii) EDUCATION -- Post-secondary education tuition (for the next semester or quarter) for the Participant, his or her Spouse, child or dependent; or


                                     XIII-10

               (iv) EVICTION -- The prevention of the Participant's eviction from his or her principal residence or foreclosure on the mortgage of his or her principal residence.

          (b) NO OTHER AVAILABLE FINANCIAL RESOURCES -- A Participant will not be permitted to make a hardship withdrawal unless the Participant and his or her Spouse have no other financial resources available. Unless the Plan Administrator has reason to believe otherwise, the Plan Administrator may rely upon the Participant's signed statement that the need cannot be satisfied in ANY of the following ways:

               (i) REIMBURSEMENT -- Through reimbursement or compensation by insurance or otherwise;

               (ii) LIQUIDATION -- By reasonable liquidation of the Participant's actual and deemed assets to the extent the liquidation would not in itself cause an immediate and heavy financial need;

               (iii) DEFERRALS OR CONTRIBUTIONS -- By ceasing deferrals and contributions to the Plan; or

               (iv) LOANS -- By other distributions or nontaxable loans from Plans maintained by the Employer or any other employer or by borrowing from commercial lenders on reasonable commercial terms.

          (c) DISTRIBUTION DEEMED NECESSARY TO SATISFY FINANCIAL NEED. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (i) NEED -- the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (ii) ALL OTHER DISTRIBUTIONS -- the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

               (iii) SUSPENSION OF CONTRIBUTIONS -- the Participant's contributions are suspended for at least 12 months after receipt of the hardship distribution under this Plan and all other plans maintained by the Employer; and

               (iv) LIMIT -- The Participant may not make contributions for the taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) less the amount of such Participant's contributions for the taxable year of the hardship distribution under this Plan and all other plans maintained by the Employer.

     An Employee will not fail to be treated as an eligible employee for purposes of coverage merely because his or her contributions are suspended in accordance with this provision.

          (d) LIMITATIONS ON HARDSHIP WITHDRAWALS -- Hardship withdrawals will not be allowed from Qualified Matching Contributions, Qualified Nonelective Contributions, or earnings allocated on Salary Reduction Deferrals. Hardship withdrawals will first be made from any Salary Reduction Account and then from any Employer Contributions Account.


                                     XIII-11